                                                                   Exhibit 10.55

                                                                  EXECUTION COPY
                                CREDIT AGREEMENT

                           dated as of March 18, 1999

                                     among

                          EDISON MISSION HOLDINGS CO.

                                      and

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                      and

                               CITICORP USA, INC.

                  as the Administrative Agent for the Lenders

                                  Arranged by

               CREDIT SUISSE FIRST BOSTON, LEHMAN BROTHERS INC.,
                 SALOMON SMITH BARNEY INC. and SOCIETE GENERALE

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                 Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS................................................................        1
     1.1   Defined Terms..................................................................................        1
     1.2   Use of Defined Terms...........................................................................       20
     1.3   Cross-References...............................................................................       20
     1.4   Accounting and Financial Determinations........................................................       20

ARTICLE II COMMITMENTS AND BORROWING PROCEDURES...........................................................       20
     2.1   Term Loan Commitments..........................................................................       20
                2.1.1 Term Loan Commitment................................................................       20
                2.1.2 Procedure for Term Loan Borrowing...................................................       20
     2.2   Revolving Loan Commitment......................................................................       21
                2.2.1  Revolving Loan Commitment..........................................................       21
                2.2.2  Procedure for Revolving Loan Borrowing.............................................       21
     2.3    Lenders Not Required To Make Loans............................................................       22
     2.4    Reduction of the Commitments..................................................................       22
     2.5    Continuation and Conversion Elections.........................................................       23
     2.6    Funding.......................................................................................       23

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES....................................................       24
     3.1    Repayments and Prepayments....................................................................       24
                3.1.1  Optional Prepayments and Commitment Reductions.....................................       24
                3.1.2  Mandatory Prepayments and Commitment Reductions....................................       25
     3.2    Interest Provisions...........................................................................       26
                3.2.1  Rates..............................................................................       26
                3.2.2  Post-Maturity Rates; Default Rates.................................................       26
                3.2.3  Payment Dates......................................................................       27
                3.2.4  Interest Rate Determination........................................................       27
     3.3    Fees..........................................................................................       27
                3.3.1  Facility Fee.......................................................................       27
                3.3.2  Administrative Agent's Fee and Miscellaneous Fees..................................       28
ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS.........................................................       28
     4.1    LIBO Rate Lending Unlawful....................................................................       28
     4.2    Inability to Determine Rates..................................................................       28

                                                                                                               Page

     4.3    Increased LIBO Rate Loan Costs................................................................      29
     4.4    Obligation to Mitigate........................................................................      29
     4.5    Funding Losses................................................................................      30
     4.6    Increased Capital Costs.......................................................................      31
     4.7    Taxes.........................................................................................      31
     4.8    Payments, Computations........................................................................      32
     4.9    Sharing of Payments...........................................................................      33
     4.10    Set-off......................................................................................      33
     4.11    Replacement of Lender........................................................................      34

ARTICLE V DEBT SERVICE RESERVE ACCOUNT....................................................................      35
     5.1    Debt Service Reserve Account..................................................................      35
     5.2    Debt Service Reserve Requirement..............................................................      35

ARTICLE VI CONDITIONS TO LOANS............................................................................      35
     6.1    Conditions to Effectiveness...................................................................      35
               6.1.1  Loan Documents......................................................................      35
               6.1.2  Acquisition.........................................................................      35
               6.1.3  EME Credit Support..................................................................      36
               6.1.4  Debt Ratings........................................................................      36
               6.1.5  Financial Statements................................................................      36
               6.1.6  Projections; Rating Agency Presentations............................................      36
               6.1.7  Closing Fees, Expenses..............................................................      36
               6.1.8  Approvals...........................................................................      36
               6.1.9  Consultants' Reports................................................................      37
               6.1.10  Lien Search; Recordings and Filings................................................      37
               6.1.11  Resolutions........................................................................      37
               6.1.12  Officer's Certificate..............................................................      38
               6.1.13  Opinions of Counsel................................................................      38
               6.1.14  Establishment of Accounts..........................................................      38
               6.1.15  Surveys............................................................................      38
               6.1.16  Title Insurance....................................................................      38
               6.1.17  Insurance..........................................................................      39
     6.2  All Loans.......................................................................................      39
               6.2.1  Representations and Warranties; No Default..........................................      39
               6.2.2  Borrowing Request...................................................................      40
               6.2.3  Satisfactory Legal Form.............................................................      40

                                                                                                          Page
ARTICLE VII REPRESENTATIONS AND WARRANTIES.............................................................    40
     7.1  Financial Information........................................................................    40
     7.2  Organization; Power..........................................................................    40
     7.3  Due Authorization; Non-Contravention.........................................................    41
     7.4  Approvals....................................................................................    41
     7.5  No Material Adverse Change...................................................................    41
     7.6  Accuracy of Information......................................................................    41
     7.7  Validity.....................................................................................    42
     7.8  Compliance with Law and Contractual Obligations..............................................    42
     7.9  Regulations T, U and X.......................................................................    42
     7.10  Litigation..................................................................................    42
     7.11  Ownership of Properties.....................................................................    42
     7.12  Taxes.......................................................................................    43
     7.13  Investment Company Act; Public Utility Holding Company Act;
             Other Regulations.........................................................................    43
     7.14  Environmental Warranties....................................................................    43
     7.15  The Obligations.............................................................................    44
     7.16  Year 2000 Matters...........................................................................    44
     7.17  Pension and Welfare Plans...................................................................    44
     7.18  Subsidiaries................................................................................    45

ARTICLE VIII COVENANTS.................................................................................    45
     8.1  Affirmative Covenants........................................................................    45
             8.1.1  Financial Information, Reports, Notices............................................    45
             8.1.2  Continuation of Business and Maintenance of Existence..............................    48
             8.1.3  Compliance with Requirements of Law and Contractual Obligations
                      and Laws.........................................................................    48
             8.1.4  Maintenance of Generating Station..................................................    48
             8.1.5  Insurance..........................................................................    49
             8.1.6  Books and Records..................................................................    50
             8.1.7  Year 2000 Matters..................................................................    50
             8.1.8  Environmental Covenant.............................................................    50
             8.1.9  Further Assurances.................................................................    51
             8.1.10  Additional Collateral.............................................................    51
             8.1.11  Use of Proceeds...................................................................    51
             8.1.12  Recovery Events...................................................................    51
     8.2  Negative Covenants...........................................................................    52
             8.2.1  Restrictions on Indebtedness.......................................................    52

                                                                                                             Page

             8.2.2  Liens................................................................................     54
             8.2.3  Consolidation, Merger................................................................     55
             8.2.4  Asset Dispositions...................................................................     55
             8.2.5  Subsidiaries, Investments............................................................     56
             8.2.6  Transactions with Affiliates.........................................................     57
             8.2.7  Restricted Payments..................................................................     57
             8.2.8  ERISA................................................................................     57
             8.2.9  Restrictive Agreements...............................................................     57
             8.2.10  Limitation on Lines of Business.....................................................     58
             8.2.11  Regulation of Parties...............................................................     58
             8.2.12  Limitation on Electricity Market Risk Exposure......................................     58

ARTICLE IX EVENTS OF DEFAULT.............................................................................     59
     9.1  Listing of Events of Default...................................................................     59
             9.1.1  Non-Payment of Obligations...........................................................     59
             9.1.2  Breach of Warranty...................................................................     59
             9.1.3  Non-Performance of Certain Covenants and Obligations.................................     59
             9.1.4  Non-Performance of Other Covenants and Obligations...................................     59
             9.1.5  Default on Other Indebtedness........................................................     59
             9.1.6  Bankruptcy, Insolvency...............................................................     59
             9.1.7  Pension Plans........................................................................     60
             9.1.8  Judgments............................................................................     61
             9.1.9  Control of the Borrower; Ownership of EME Homer City.................................     61
             9.1.10  Edison Mission Energy...............................................................     61
     9.2  Action if Bankruptcy...........................................................................     62
     9.3  Action if Other Event of Default...............................................................     62
     9.4  Rescission of Declaration......................................................................     62

ARTICLE X  THE AGENT.....................................................................................     63
     10.1  Actions.......................................................................................     63
     10.2  Funding Reliance..............................................................................     64
     10.3  Exculpation...................................................................................     64
     10.4  Successor.....................................................................................     65
     10.5  Loans by CUSA.................................................................................     65
     10.6  Reliance by Administrative Agent..............................................................     65
     10.7  Notice of Default.............................................................................     66
     10.8  Credit Decisions..............................................................................     66
     10.9  Copies........................................................................................     66


                                                                            Page

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
     10.10  Interest of Lenders in Collateral..............................................................     67

ARTICLE XI MISCELLANEOUS PROVISIONS........................................................................     67
     11.1  Waivers, Amendments.............................................................................     67
     11.2  Notices.........................................................................................     68
     11.3  Payment of Costs and Expenses...................................................................     68
     11.4  Indemnification.................................................................................     69
     11.5  Survival........................................................................................     70
     11.6  Severability....................................................................................     70
     11.7  Headings........................................................................................     70
     11.8  Execution in Counterparts.......................................................................     71
     11.9  Governing Law; Entire Agreement.................................................................     71
     11.10  Successors and Assigns.........................................................................     71
     11.11  Sale and Transfer of Loans and Notes; Participations in Loans..................................     71
             11.11.1  Assignments..........................................................................     71
             11.11.2  Participations.......................................................................     73
     11.12  Other Transactions.............................................................................     74
     11.13  Submission To Jurisdiction; Waivers............................................................     74
     11.14  WAIVERS OF JURY TRIAL..........................................................................     75
     11.15  Non-Recourse Persons...........................................................................     75
     11.16  Acknowledgments................................................................................     75
     11.17  Releases of Guarantees and Liens...............................................................     75
     11.18  Confidentiality................................................................................     76


ANNEX

Annex I    -    Pricing Grids


SCHEDULES

1.1(a)     -    Commitments
1.1(b)     -    Addresses for Notices and Lending Offices
7.4        -    Governmental Approvals
7.18       -    Subsidiaries
8.1.5      -    Insurance

EXHIBITS

A-1       -    Form of Revolving Note
A-2       -    Form of 364-Day/Construction Term Loan Note
B         -    Form of Borrowing Request
C         -    Form of Continuation/Conversion Notice
D         -    Form of Lender Assignment Agreement
E         -    Form of EME Debt Service Reserve Guarantee

          CREDIT AGREEMENT, dated as of March 18, 1999, among EDISON MISSION HOLDINGS CO., a California corporation (the "Borrower"), the various financial
                                             --------
institutions as are or may become parties hereto (collectively, the "Lenders")
                                                                     -------
and CITICORP USA, INC. ("CUSA"), as administrative agent for the Lenders (in
                         ----
such capacity, the "Administrative Agent").
                    --------------------

                                    RECITALS
                                    --------
          A. The Borrower has requested that the Lenders establish credit facilities to provide financing (i) for the acquisition of the Homer City Electric Generating Station and certain facilities and other assets associated therewith and ancillary thereto (collectively, the "Generating Station")
                                                    ------------------
pursuant to the Asset Purchase Agreement, dated as of August 1, 1998 (the "Asset
                                                                           -----
Purchase Agreement"), among Pennsylvania Electric Company, NGE Generation, Inc.
------------------
and New York State Electric & Gas Corporation, as sellers, and EME Homer City Generation L.P. (assignee of Mission Energy Westside, Inc.), as purchaser, (ii) for the installation of certain pollution control equipment at the Generating Station and (iii) for general working capital purposes.

          B. The Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth.

              NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1  Defined Terms.  The following terms (whether or not
                       -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "Accounts" has the meaning specified in the Security Deposit
           --------
Agreement.

          "Acquisition" means the acquisition of the Generating Station by EME
           -----------
Homer City pursuant to the Asset Purchase Agreement.

          "Administrative Agent" means CUSA in its capacity as administrative
           --------------------
agent for the Lenders hereunder, and includes each other Person as may have subsequently been appointed as the successor Administrative Agent pursuant to
Section 10.4.
------------

          "Affiliate" of any Person means any other Person which, directly or
           ---------
indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan or Welfare Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent-Related Persons" means CUSA and any successor agent arising
           ---------------------
under Section 10.4, together with their respective Affiliates, and the officers,
      ------------
directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreement" means, on any date, this Credit Agreement as originally in
           ---------
effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

          "Alternate Base Rate" means, on any date and with respect to all Base
           -------------------
Rate Loans, a fluctuating rate of interest per annum equal to the higher of:

          (a) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent at its principal office in New York, New York, as its "base rate" (or such other term used by any successor Administrative Agent). The "base rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; or

          (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

          "Applicable Margin" means, for any day with respect to any Loan, the
           -----------------
rate per annum in effect for such day based on the Borrower's Debt Rating for such day determined as provided in the Pricing Grid.

          "Asset Purchase Agreement" has the meaning set forth in the recitals.
           ------------------------                                   --------
          "Authorized Representative" means, relative to any Loan Party, those
           -------------------------
of its officers and employees whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section
                                                                  -------
6.1.11.
------

          "Base Rate Loan" means a Loan bearing interest at a fluctuating rate
           --------------
determined by reference to the Alternate Base Rate plus the Applicable Margin from time to time in effect.

          "Borrower" has the meaning set forth in the preamble.
           --------                                   --------
          "Borrowing" means Loans of the same type and, in the case of LIBO Rate
           ---------
Loans having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Sections 2.1.2
                                                                  --------------
and 2.2.2.
    -----

          "Borrowing Date" means any Business Day specified in a notice pursuant
           --------------
to Section 2.1.2 or 2.2.2 as a date which the Borrower requests the Lenders to
   -------------    -----
make Loans.

          "Borrowing Request" means a loan request and certificate duly executed
           -----------------
by an Authorized Representative of the Borrower, substantially in the form of Exhibit B.
---------
          "Business Day" means:
           ------------

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

          "Capitalized Lease Liabilities" of any Person means all monetary
           -----------------------------
obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of each Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Equivalent Investment" means, at any time:
           --------------------------
          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or an agency thereof;

          (b) other investments in securities or bank instruments rated at least "A" by S&P and "A2" by Moody's or "A-1" by S&P and "P-1" by Moody's and with maturities of less than 366 days; or

          (c) other securities as to which the Borrower has demonstrated, to the satisfaction of the Administrative Agent, adequate liquidity through secondary markets or deposit agreements.

          "Cashflow Available for Debt Service" means, in respect of any period,
           -----------------------------------
the excess, if any, of Revenues (excluding proceeds of any payments under the EME Credit Support Guarantee or the EME Debt Service Reserve Guarantee or proceeds of any permitted asset sale) during such period over Operating Expenses
                                                         ----
during such period.

          "CERCLIS" means the Comprehensive Environmental Response Compensation
           -------
Liability Information System List.

          "Change in Control" means the failure of Edison Mission Energy (a) to
           -----------------
own, directly or indirectly, at least 50% of the economic equity interests of any Loan Party on a fully diluted basis or to maintain direct or indirect voting control of any Loan Party or (b) through one or more Affiliates, to be in control of the operation of the Generating Station.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----
          "Collateral" means all assets of the Loan Parties, now owned or
           ----------
hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agency and Intercreditor Agreement" means the Collateral
           ---------------------------------------------
Agency and Intercreditor Agreement, dated as of March 18, 1999, among the Loan Parties, the Administrative Agent, the Secured Parties' Representative and the Collateral Agent.

          "Collateral Agent" has the meaning set forth in the Collateral Agency
           ----------------
and Intercreditor Agreement.

          "Commitment Termination Date" means the 364-Day Term Loan Maturity
           ---------------------------
Date, the Construction Term Loan Maturity Date or the Revolving Loan Commitment Termination Date, as applicable.

          "Commitment Termination Events" means:
           -----------------------------
          (a)  the occurrence of any Default described in clauses (a) through
                                                          -----------
     (e) of Section 9.1.6 with respect to the Borrower; or
     ---    -------------
          (b) the occurrence and continuance of any other Event of Default and the declaration of the Loans to be due and payable pursuant to Section 9.3.
                                                                    -----------
          "Commitments" means the Term Loan Commitments and the Revolving Loan
           -----------
Commitments.

          "Construction Term Loans" has the meaning set forth in Section 2.1.1.
           -----------------------                               -------------

          "Construction Term Loan Commitment" means, relative to any Lender, the
           ---------------------------------
obligation of such Lender to make Construction Term Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under "Construction Term Loan Commitment" opposite such Lender's name on
Schedule 1.1(a).
---------------

          "Construction Term Loan Commitment Amount" means, on any date,
           ----------------------------------------
$250,000,000, as such amount may be reduced from time to time pursuant to
Section 2.4.
-----------

          "Construction Term Loan Maturity Date" means the fifth anniversary of
           ------------------------------------
the Effective Date.

          "Construction Term Loan Note" means a promissory note of the Borrower
           ---------------------------
payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory
                                      -----------
note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Construction Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Contingent Liability" means any agreement, undertaking or arrangement
           --------------------
by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; provided, however, that if the maximum amount of the debt, obligation or other
--------  -------
liability guaranteed thereby has not been established, the amount of such Contingent Liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, however, that any
                                     --------  -------
agreement to limit the maximum amount of such Person's obligation under such Contingent Liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

          "Continuation/Conversion Notice" means a notice of continuation or
           ------------------------------
conversion and certificate duly executed by an Authorized Representative of the Borrower, substantially in the form of Exhibit C.
                                       ---------

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Controlled Group" means all members of a controlled group of
           ----------------
corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Loan Parties, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

          "CUSA" has the meaning set forth in the preamble.
           ----                                   --------

          "Debt Rating" means a rating of the Borrower's secured long-term debt
           -----------
which is not supported by a guarantee, letter of credit or other form of credit enhancement other than the Guarantee and Collateral Agreement, the EME Credit Support Guarantee or any EME Debt Service Reserve Guarantee. If Moody's or S&P shall have changed its system of classifications after the date hereof, the Borrower's Debt Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

          "Debt Service" means, in respect of any period, an amount equal to the
           ------------
aggregate of, without duplication, (i) all interest due and payable on the Loans plus or minus any net amount due and payable in respect of Interest Rate Hedging
----    -----
Transactions during such period, (ii) amounts due and payable under Section
                                                                    -------
3.3.1 during such period, (iii) amounts due and payable to the Lenders with
-----
respect to the deduction of withholding tax on such payments pursuant to Section
                                                                         -------
4.7 during such period and (iv) all other amounts due and payable by the Loan
---
Parties with respect to Indebtedness permitted under Section 8.2.1 (excluding
                                                     -------------
Indebtedness permitted under Sections 8.2.1(d)(i) and 8.2.1(f)) during such
                             --------------------     --------
period.

          "Debt Service Coverage Ratio" means, for any period, the ratio of (a)
           ---------------------------
Cashflow Available for Debt Service for such period to (b) Debt Service for such period.

          "Debt Service Reserve Account" has the meaning set forth in the
           ----------------------------
Security Deposit Agreement.

          "Debt Service Reserve Requirement" means, on each Quarterly Payment
           --------------------------------
Date, an amount equal to the Debt Service (excluding amounts thereof referred to in clause (iv) of the definition of the term "Debt Service") projected to be due
   ----------
and payable during the two Fiscal Quarters next succeeding such Quarterly Payment Date.

          "Default" means any Event of Default or any condition, occurrence or
           -------
event which, after notice or lapse of time or both, would constitute an Event of Default.

          "Dollar" and the sign "$" mean lawful money of the United States.
           ------

          "Domestic Office" means, relative to any Lender, the office of such
           ---------------
Lender designated on Schedule 1.1(b) or designated in the Lender Assignment
                     ---------------
Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans.

          "Easement and Attachment Agreement" means the Easement, License and
           ---------------------------------
Attachment Agreement, dated as of August 1, 1998, among NYSEG, Penelec and EME Homer City (assignee of Mission Energy Westside, Inc.).

          "Edison Mission Energy" means Edison Mission Energy, a California
           ---------------------
corporation.

          "Effective Date" means the date this Agreement becomes effective
           --------------
pursuant to Section 6.1.
            -----------

          "Eligible Assignee" means (a) a commercial bank organized or licensed
           -----------------
under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000 and (b) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary or (iii) a Person of which a Lender is a Subsidiary.

          "EME Credit Support Guarantee" means a guarantee dated as of March 18,
           ----------------------------
1999, made by Edison Mission Energy in favor of the Collateral Agent.

          "EME Debt Service Reserve Guarantee" means a guarantee by Edison
           ----------------------------------
Mission Energy, substantially in the form of Exhibit E.
                                             ---------

          "EME Homer City" means EME Homer City Generation L.P., a limited
           --------------
partnership organized under the laws of the State of Pennsylvania.

          "EMMT" means Edison Mission Marketing & Trading, Inc., a California
           ----
corporation.

          "Energy Sales Agreement" means the Energy Sales Agreement, dated March
           ----------------------
__, 1999, between EME Homer City and EMMT.

          "Environmental Capital Expenditure Program" means EME Homer City's
           -----------------------------------------
proposed schedule and budget for the installation of a flue gas desulfurization unit and three selective catalytic reduction units in the Generating Station, as included in the projections delivered by the Borrower pursuant to Section 6.1.6
                                                                  -------------
and as amended from time to time.

          "Environmental Laws" means all statutes, laws (including common law),
           ------------------
ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders), and any other legally enforceable requirements of any Governmental Authority relating to, regulating, or imposing liability or standards of conduct concerning Hazardous Materials, public health or protection of the environment, as have been, are now, or may at any time hereafter be in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "Event of Default" has the meaning set forth in Section 9.1.
           ----------------                               ------------

          "Facility Fee" has the meaning set forth in Section 3.3.1.
           ------------                               --------------

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to:

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from not less than three of the Lead Arrangers (or if quotations are unavailable from any of them, up to three federal funds brokers of recognized standing selected by the Administrative Agent).

          "First Priority Lien" means a Lien covering the Collateral having a
           -------------------
priority higher than any other Lien covering the Collateral that on the Effective Date is on file or record in any relevant jurisdiction.

          "Fiscal Quarter" means any quarter of a Fiscal Year.
           --------------

          "Fiscal Year" means any period of twelve consecutive calendar months
           -----------
ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1999 Fiscal Year") referred to the Fiscal Year
                      ---
ending on December 31 occurring during such calendar year.

          "FPA" means the Federal Power Act, as amended.
           ---

          "F.R.S. Board" means the Board of Governors of the Federal Reserve
           ------------
System or any successor thereto."

          "GAAP" has the meaning set forth in Section 1.4.
           ----                               -----------

          "Generating Station" has the meaning set forth in the recitals.
           ------------------                                   --------

          "Governmental Approval" means any authorization, consent, approval,
           ---------------------
license, permit, exemption, filing or registration with any Governmental Authority.

          "Governmental Authority" means any nation or government, any state,
           ----------------------
provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement" means the Guarantee and
           ----------------------------------
Collateral Agreement, dated as of March 18, 1999, among the Loan Parties and the Collateral Agent.

          "Hazardous Material" means:
           ------------------

          (a)  any "hazardous substance", as defined by any Environmental Law;

          (b)  any "hazardous waste", as defined by any Environmental Law;

          (c) any petroleum product (including crude oil or any fraction thereof); or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, force or substance (including polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or radioactivity) that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "herein", "hereof", "hereto", "hereunder" and similar terms contained
           ------    ------    ------    ---------
in any Loan Document refer to such Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of such Loan Document.

          "including" means including without limiting the generality of any
           ---------
description preceding such term, and, for purposes of each Loan Document, the parties thereto agree that the rule of ejusdem generis shall not be applicable
                                       ------- -------
to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

          "Indebtedness" of any Person means, without duplication:
           ------------

          (a)  all indebtedness for borrowed money;

          (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or is evidenced by a note or other instrument, except trade accounts arising in the ordinary course of business;

          (c) all reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or Cash Equivalent Investments), bankers' acceptances and similar instruments (in each case, whether or not matured);

          (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

          (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

          (f)  all Capitalized Lease Liabilities;

          (g) all net obligations with respect to interest rate cap agreements, interest rate swap agreements, sales of foreign exchange options and other hedging agreements or arrangements;

          (h)  all indebtedness referred to in clauses (a) through (g) above
                                               ----------          ---
     secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

          (i)  all Contingent Liabilities.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

          "Indenture Trustee" has the meaning set forth in the Collateral Agency
           -----------------
and Intercreditor Agreement.

          "Initial Lenders" means CUSA, Credit Suisse First Boston, Lehman
           ---------------
Commercial Paper Inc. and Societe Generale.

          "Insolvency" means, with respect to any Multiemployer Plan, the
           ----------
condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

          "Intercompany Loan Subordination Agreement" means the Intercompany
           -----------------------------------------
Loan Subordination Agreement, dated as of March 18, 1999, among the Loan Parties and the Collateral Agent.

          "Interconnection Agreement" means the Interconnection Agreement, dated
           -------------------------
as of August 1, 1998, among NYSEG, Penelec and EME Homer City (assignee of Mission Energy Westside, Inc.).

          "Interest Period" means, relative to any LIBO Rate Loan, the period
           ---------------
beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.1, 2.2,
                                                              ------- ---  ---
2.3 or 2.5 and ending on (but excluding) either (x) the day which numerically
---    ---
corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) as the Borrower may select in its relevant notice pursuant to Section
                                                                     -------
2.1, 2.2, 2.3 or 2.5 or (y) such other day (resulting in a longer or shorter
---  ---  ---    ---
period) as the Borrower may select in its relevant notice pursuant to Section
                                                                      -------
2.1, 2.2, 2.3 or 2.5 and the Administrative Agent confirms is available from all
---  ---  ---    ---
affected Lenders; provided, however, that:
                  --------  -------

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates or such other larger number of dates and on such terms as may be agreed to by the Borrower and the Administrative Agent;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Revolving Loan Commitment Termination
     ----------                       -------------------------------------
     Date".
     ----

          "Interest Rate Hedging Transactions" means, as to any Person, all
           ----------------------------------
interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person in order to protect against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and, in any event, not for speculative purposes.

          "Investment" means, relative to any Person:
           ----------

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (b)  any Contingent Liability of such Person; and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          "Lead Arrangers" means Credit Suisse First Boston, Lehman Brothers
           --------------
Inc., Salomon Smith Barney Inc. and Societe Generale.

          "Lender Assignment Agreement" means a Lender Assignment Agreement,
           ---------------------------
substantially in the form of Exhibit D.
                             ---------

          "Lenders" has the meaning set forth in the preamble.
           -------                                   --------

          "LIBO Rate" has the meaning set forth in Section 3.2.1.
           ---------                               -------------

          "LIBO Rate Loan" means a Loan bearing interest, at all times during an
           --------------
Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate.

          "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made,
           ----------------------------
continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest whole multiple of l/100 of 1%) determined pursuant to the following formula:

                                                    LIBO Rate
          LIBO Rate (Reserve Adjusted)  =  -------------------------------
                                           1.00 - LIBOR Reserve Percentage

          The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent, two Business Days before the first day of such Interest Period.

          "LIBOR Office" means, relative to any Lender, the office of such
           ------------
Lender designated as such on Schedule 1.1(b) or designated in the Lender
                             ---------------
Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent pursuant to Section 4.4, whether or not outside the United States, which shall
            -----------
be making or maintaining LIBO Rate Loans of such Lender hereunder.

          "LIBOR Reserve Percentage" means, relative to any Interest Period for
           ------------------------
LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

          "Lien" means any security interest, mortgage, pledge, hypothecation,
           ----
assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

          "Loan" means Loans made by the Lenders to the Borrower pursuant to
           ----
Section 2.1 and Section 2.2, including Revolving Loans and Term Loans.
-----------     -----------

          "Loan Documents" means this Agreement, the Notes, the Security
           --------------
Documents and the other agreements, documents and instruments delivered in connection with this Agreement and the Notes including the fee letter referred to in Section 3.3.2, each Borrowing Request and each Continuation/Conversion
      -------------
Notice.

          "Loan Parties" means (i) the Borrower, (ii) Edison Mission Finance
           ------------
Co., a California corporation, (iii) Homer City Property Holdings, Inc., a California corporation, (iv) Chestnut Ridge Energy Co., a California corporation, (v) Mission Energy Westside, Inc., a California corporation, and
(vi) EME Homer City.

          "Material Adverse Effect" means any event, development or circumstance
           -----------------------
that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property, financial condition or operations of the Loan Parties, taken as a whole, since the Effective Date, or (ii) the ability of any Loan Party to perform its obligations under any of the Loan Documents.

          "Moody's" means Moody's Investors Service, a division of Dun &
           -------
Bradstreet Corporation, and its successors and assigns.

          "Mortgage and Security Agreement" means the Mortgage and Security
           -------------------------------
Agreement, dated as of March 18, 1999, made by EME Homer City to the Collateral Agent.

          "Multiemployer Plan" means a "multiemployer plan" as such term is
           ------------------
defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means (a) in connection with any Recovery Event,
           -----------------
the proceeds thereof in the form of cash and cash equivalents of such Recovery Event, net of any expenses reasonably incurred in respect of such Recovery Event, including attorneys' fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Recovery Event (other than any Lien pursuant to a Security Document) and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), to the extent that, in the case of Recovery Events relating to property or casualty insurance claims, the amount of such proceeds exceeds $5,000,000 with respect to any asset of any Loan Party and (b) in connection with any issuance or sale of debt securities, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Recourse Persons" means The Mission Group, Edison Mission Energy
           --------------------
(except in respect of the EME Credit Support Guarantee and any EME Debt Service Reserve Guarantee) and Southern California Edison Company, and the officers, directors, employees, shareholders (except as aforesaid), agents, Authorized Representatives and other controlling persons (except as aforesaid) of the Borrower, provided that in no event shall any Loan Party be deemed to be a Non-
          --------
Recourse Person.

          "Note" means, as the context may require, a Revolving Note, 364-Day
           ----
Term Loan Note or a Construction Term Loan Note.

          "NY Pool" means the New York Power Pool or any successor thereto.
           -------

          "NYSEG" means the New York State Electric & Gas Corporation.
           -----

          "Obligations" means all obligations (monetary or otherwise) of the
           -----------
Loan Parties arising under or in connection with the Loan Documents.

          "Operating Expenses" means, in respect of any period, all cash amounts
           ------------------
paid by the Loan Parties in the conduct of their business during such period, including premiums for insurance policies, fuel supply and transportation costs, utilities, costs of maintaining, renewing and amending Governmental Approvals, franchise, licensing, property, real estate and income taxes, sales and excise taxes, general and administrative expenses, employee salaries, wages and other employment-related costs, business management and administrative services fees, fees for letters of credit, surety bonds and performance bonds described in
Section 8.2.1(d)(i), necessary capital expenditures (other than capital
-------------------
expenditures made with the proceeds of (a) Construction Term Loans or (b) Indebtedness permitted under Section 8.2.7(b) and all other fees and expenses
                             ----------------
necessary for the continued operation and maintenance of the Generating Station and the conduct of the business of the Loan Parties.

          "Organic Document" means, with respect to any Person that is a
           ----------------
corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, and, with respect to any

Person that is a limited partnership, its certificate of limited partnership and partnership agreement.

          "Participant" has the meaning set forth in Section 11.11.2.
           -----------                               ----------------
          "PBGC" means the Pension Benefit Guaranty Corporation and any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Penelec" means the Pennsylvania Electric Company.
           -------

          "Pension Plan" means a "pension plan", as such term is defined in
           ------------
Section 3(2) of ERISA (other than a Multiemployer Plan), and to which any Loan Party or any member of the Controlled Group, has any liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA or having an obligation to contribute under Section 4212 of ERISA.

          "Percentage" means, with respect to the 364-Day Term Loan Commitment,
           ----------
the Construction Term Loan Commitment or the Revolving Loan Commitment of any Lender, the percentage set forth on Schedule 1.1(a) for such Commitment opposite
                                    ---------------
its name or set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder, as such percentage may be adjusted from time to time pursuant to any Lender Assignment Agreement executed by such Lender and delivered pursuant to Section 11.11.
                      -------------

          "Person" means any natural person, corporation, partnership, limited
           ------
liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "PJM" means PJM Interconnection, L.L.C, or any successor thereto.
           ---

          "Pricing Grid" means the pricing grid attached as Annex I.
           ------------                                     -------

          "Prudent Industry Practice" means, at a particular time, (a) any of
           -------------------------
the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry at such time, or (b) with respect to any matter to which clause (a) does not apply, any of the practices,
                               ---------
methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Authority of competent jurisdiction.

          "PUHCA" means the Public Utility Holding Company Act of 1935, as
           -----
amended.

          "Quarterly Payment Date" means the first Business Day of each January,
           ----------------------
April, July and October.

          "Recovery Event" means any settlement of or payment of $5,000,000 or
           --------------
more in respect of (a) any property or casualty insurance claim relating to any asset of any Loan Party or (b) any seizure, condemnation, confiscation or taking of, or requisition of title or use of, the Generating Station or any part thereof by any Governmental Authority.

          "Reinvestment Deferred Amount" means with respect to any Recovery
           ----------------------------
Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith which are not applied to prepayments or reductions pursuant to Section
                                                                         -------
3.1.2(b) as a result of the delivery of a Reinvestment Notice.
--------
          "Reinvestment Notice" has the meaning set forth in Section 8.1.12.
           -------------------                               --------------

          "Reinvestment Prepayment Amount" means, with respect to any Recovery
           ------------------------------
Event, the Reinvestment Deferred Amount relating thereto less any amount which,
                                                         ----
prior to the relevant Reinvestment Prepayment Date, the Loan Party has spent or has agreed, pursuant to a binding written contract (under which performance is in progress) to spend, to restore or replace the assets in respect of which a Recovery Event has occurred pursuant to Section 8.1.12.
                                        ---------------

          "Reinvestment Prepayment Date" means, with respect to any Recovery
           ----------------------------
Event, the earliest of (a) the first date occurring after such Recovery Event on which an Event of Default shall have occurred, (b) the date occurring twelve months after such Recovery Event and (c) the date on which the Loan Party shall have determined not to, or shall have otherwise ceased to, restore or replace the assets in respect of which a Recovery Event has occurred.

          "Reorganization" means, with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
Section 2615.

          "Required Deposit Rating" means a short-term certificate of deposit
           -----------------------
rating from Moody's of P-1 and from Standard & Poor's of A-1+, and a long-term unsecured debt rating of not less than Aa3 by Moody's and AA- by Standard & Poor's.

          "Required Lenders" means, at any time, Lenders holding a majority of
           ----------------
the Commitments.

          "Requirement of Law" means, as to any Person, the Organic Documents of
           ------------------
such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restricted Payment" has the meaning set forth in Section 8.2.7.
           ------------------                               -------------

          "Restricted Payment Date" means (i) in the case of any Restricted
           -----------------------
Payment being made exclusively with the proceeds of Indebtedness incurred pursuant to Section 8.2.1(e) remaining after repayment in full of the 364-Day
            ----------------
Term Loans, any Business Day specified by the Borrower, and (ii) in all other cases, any Quarterly Payment Date.

          "Revenue Account" has the meaning set forth in the Security Deposit
           ---------------
Agreement.

          "Revenues" means, in respect of any period, all cash amounts received
           --------
by the Loan Parties during such period, including revenues from the sale of energy and capacity, proceeds of business interruption insurance and all interest and other income earned on amounts in the Accounts.

          "Revolving Loan" means Loans made by the Lenders to the Borrower
           --------------
pursuant to Section 2.2, including Base Rate Loans and LIBO Rate Loans.
            -----------

          "Revolving Loan Commitment" means, relative to each Lender, the
           -------------------------
obligation of such Lender to make Revolving Loans to the Borrower hereunder in an aggregate principal amount set forth under "Revolving Loan Commitment" opposite such Lender's name on Schedule 1.1(a).
                               ---------------

          "Revolving Loan Commitment Amount" means, on any date, $50,000,000, as
           --------------------------------
such amount may be reduced from time to time pursuant to Section 2.4.
                                                         -----------

          "Revolving Loan Commitment Termination Date" means the earliest of:
           ------------------------------------------

          (a) the fifth anniversary of the Effective Date;

          (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.4; or
                                                       -----------
          (c) the date on which any Commitment Termination Event occurs.

          "Revolving Note" means a promissory note of the Borrower payable to
           --------------
any Lender, in the form of Exhibit A-1 (as such promissory note may be amended,
                           -----------
endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "S&P" means Standard & Poor's Ratings Services and its successors and
           ---
assigns.

          "Same Day Funds" means immediately available funds.
           --------------

          "Secured Parties" has the meaning set forth in the Collateral Agency
           ---------------
and Intercreditor Agreement.

          "Secured Parties' Representative" has the meaning set forth in the
           -------------------------------
Security Deposit Agreement.

          "Security Deposit Agreement" means the Security Deposit Agreement,
           --------------------------
dated as of March 18, 1999, among the Loan Parties and the Collateral Agent.

          "Security Documents" means (i) the Guarantee and Collateral Agreement,
           ------------------
the Mortgage and Security Agreement, the Intercompany Loan Subordination Agreement, the Collateral Agency and Intercreditor Agreement, the Security Deposit Agreement and (ii) the EME Credit Support Guarantee and any other agreement or instrument hereafter entered into by the Borrower or any other Person which guarantees or secures payment of the indebtedness evidenced by the Notes or payment or performance of any other Obligation.

          "Senior Debt" means (i) the Obligations and (ii) any Indebtedness of
           -----------
the Borrower permitted under Section 8.2.1(b), 8.2.1(c), 8.2.1(d) or 8.2.1(e).
                             ----------------  --------  --------    --------
          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, limited liability company or other entity of which more than 50% of the outstanding capital stock, partnership interests or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or to control the management of such partnership, limited liability company or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

          "Taxes" has the meaning set forth in Section 4.7.
           -----                               -----------

          "Term Loans" means the 364-Day Term Loans and the Construction Term
           ----------
Loans.

          "Term Loan Commitments" means, relative to any Lender, such Lender's
           ---------------------
obligations to make 364-Day Term Loans pursuant to Section 2.1.1 and
                                                   -------------
Construction Term Loans pursuant to Section 2.1.1.
                                    -------------

          "Term Loan Commitment Amount" means the aggregate of the 364-Day Term
           ---------------------------
Loan Commitment Amount and the Construction Term Loan Commitment Amount.

          "364-Day Term Loan" has the meaning set forth in Section 2.1.1.
           -----------------                               -------------

          "364-Day Term Loan Commitment" means, relative to any Lender,  the
           ----------------------------
obligation of such Lender to make a 364-Day Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under "364-Day Term Loan Commitment" opposite such Lender's name on Schedule 1.1(a).
                                                ---------------

          "364-Day Term Loan Commitment Amount" means $800,000,000.
           -----------------------------------

          "364-Day Term Loan Maturity Date" means the date which is 364 days
           -------------------------------
after the Effective Date.

          "364-Day Term Loan Note" means a promissory note of the Borrower
           ----------------------
payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory
                                      -----------
note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding 364-Day Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Title Insurance Company" means the title insurance company issuing
           -----------------------
any policy referred to in Sections 6.1.15 and 6.1.16.
                          ---------------     ------

          "Total Commitment Amount" means the Revolving Loan Commitment Amount
           -----------------------
and Term Loan Commitment Amount.

          "type" means, relative to any Loan, the portion thereof, if any, being
           ----
maintained as a Base Rate Loan or a LIBO Rate Loan.

          "United States" or "U.S." means the United States of America, its
           -------------      ----
fifty States and the District of Columbia.

          "Welfare Plan" means a "welfare plan", as such term is defined in
           ------------
Section 3(1) of ERISA.

          "Year 2000 Problem" means any significant risk that computer hardware,
           -----------------
software or equipment containing embedded microchips essential to the businesses or operations of the Loan Parties will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          SECTION 1.2  Use of Defined Terms.  Unless otherwise defined or the
                       --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

          SECTION 1.3  Cross-References.  Unless otherwise specified, references
                       ----------------
in this Agreement to any Article, Section, Annex, Exhibit or Schedule are references to such Article, Section, Annex, Exhibit or Schedule of or to this Agreement and, unless otherwise specified, references in any Article, Section or definition to any clause or paragraph are references to such clause or paragraph of such Article, Section or definition.

          SECTION 1.4  Accounting and Financial Determinations.  Unless
                       ---------------------------------------
otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in effect in the United States("GAAP")
                                                                         ----
applied in the preparation of the financial statements referred to in Section
                                                                      -------
7.1, except that quarterly financial statements are not required to contain
---
footnotes.

                                   ARTICLE II
                      COMMITMENTS AND BORROWING PROCEDURES

          SECTION 2.1 Term Loan Commitments.  On the terms and subject to the
                      ---------------------
conditions of this Agreement, each Lender severally agrees to make Term Loans pursuant to such Lender's Term Loan Commitment as provided in this Section 2.1.
                                                                   ------------

          SECTION 2.1.1 Term Loan Commitment.  Each Lender severally agrees to
                        --------------------
make a term loan (each, a "364-Day Term Loan") to the Borrower on the Effective
                           -----------------
Date in a principal amount not to exceed the 364-Day Term Loan Commitment of such Lender and each Lender severally agrees to make term loans (each, a "Construction Term Loan") to the Borrower prior to the Construction Term Loan
------------------------
Maturity Date in an aggregate principal amount not to exceed the Construction Term Loan Commitment of such Lender. Term Loans may from time to time be LIBO Rate Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.1.2 and 2.5. The 364-Day
                                        --------------     ---
Term Loans shall be made in a single drawing on the Effective Date.
Construction Term Loans shall be made in multiple drawings in accordance with the Environmental Capital Expenditure Program.

          SECTION 2.1.2  Procedure for Term Loan Borrowing.  The Borrower may
                         ---------------------------------
irrevocably request to borrow under (a) the 364-Day Term Loan Commitments on the Effective Date or (b) the Construction Term Loan Commitments prior to the Construction Term Loan Maturity Date on any Business Day in accordance with this
Section 2.1.2, by delivering a
-------------

Borrowing Request to the Administrative Agent on a Business Day on or before 12:00 Noon, New York City time, (x) on not less than three Business Days' notice in the case of LIBO Rate Loans, or (y) on the same Business Day, in the case of Base Rate Loans, specifying (i) the amount and type of Term Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of LIBO Rate Loans, the respective amounts of each such type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Term Loan Commitments shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, in the case of Construction Term Loans, the unused amount of the Construction Term Loan Commitment Amount. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. On or before 2:00 P.M., New York City time, on the Business Day such Term Loans are to be made, each Lender shall deposit with the Administrative Agent Same Day Funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

          SECTION 2.2  Revolving Loan Commitment.  On the terms and subject to
                       -------------------------
the conditions of this Agreement, each Lender severally agrees to make Revolving Loans pursuant to such Lender's Revolving Loan Commitment as provided in this
Section 2.2.
-----------

          SECTION 2.2.1  Revolving Loan Commitment.  From time to time on any
                         -------------------------
Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender severally agrees to make Revolving Loans (each, a "Revolving Loan")
                                                               --------------
to the Borrower equal to such Lender's Percentage of the Borrowing of Revolving Loans requested or deemed to be requested by the Borrower to be made on such day. The Revolving Loans may from time to time be LIBO Rate Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.2.2 and 2.5. The Borrower may from time to time
                -------------     ---
borrow, prepay, in whole or in part, and reborrow Revolving Loans. Revolving Loan Commitments shall terminate automatically on the Revolving Loan Commitment Termination Date.

          SECTION 2.2.2  Procedure for Revolving Loan Borrowing.  By delivering
                         --------------------------------------
a Borrowing Request to the Administrative Agent on or before 12:00 Noon, New York City time, on a Business Day, the Borrower may from time to time irrevocably request, (i) on not less than three Business Days' notice, in the case of LIBO Rate Loans, and (ii) on the same Business Day, in the case of Base Rate Loans, that a Borrowing of Revolving Loans be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof, or in the unused amount of the Revolving Loan Commitment Amount. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the same type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 2:00 P.M., New York City time, on the Business Day such Revolving Loans are to be made, each Lender shall deposit with the Administrative Agent Same Day Funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

          SECTION  2.3  Lenders Not Required To Make Loans.  No Lender shall be
                        ----------------------------------
required to make:

          (a)   any Revolving Loan if, after giving effect thereto,

          (i) the aggregate outstanding principal amount of all Revolving Loans would exceed the Revolving Loan Commitment Amount, or

          (ii) the aggregate outstanding principal amount of all Revolving Loans of such Lender would exceed such Lender's Revolving Loan Commitment; or

          (b)   any Term Loan if, after giving effect thereto,

          (i) the aggregate outstanding principal amount of all 364-Day Term Loans would exceed the 364-Day Term Loan Commitment Amount, or

          (ii) the aggregate outstanding principal amount of all Construction Term Loans would exceed the Construction Term Loan Commitment Amount, or

          (iii) the outstanding principal amount of the 364-Day Term Loan of such Lender would exceed such Lender's 364-Day Term Loan Commitment, or

          (iv) the aggregate outstanding principal amount of all Construction Term Loans of such Lender would exceed such Lender's Construction Term Loan Commitment.

          SECTION  2.4  Reduction of the Commitments.  The Borrower may, from
                        ----------------------------
time to time on any Business Day occurring after the Effective Date, voluntarily reduce the Revolving Loan Commitment Amount or the Construction Term Loan Commitment Amount without premium or penalty (subject, however, to Section 4.5);
                                                                   -----------
provided, however, that all such reductions shall require at least three hours'
--------  -------
prior notice to the Administrative Agent and be permanent, and any partial reduction of the Revolving Loan Commitment Amount and the Construction Term Loan Commitment Amount shall be in a minimum amount of $10,000,000; and, provided,
                                                                    --------
further, that (i) the Revolving Loan Commitment Amount may not be reduced to an
-------
amount less than the aggregate amount of outstanding Revolving Loans and (ii) the

Construction Term Loan Commitment Amount may not be reduced to an amount less than the aggregate amount of outstanding Construction Term Loans.

          SECTION  2.5  Continuation and Conversion Elections. By delivering a
                        -------------------------------------
Continuation/Conversion Notice to the Administrative Agent on or before 12:00 Noon, New York City time on a Business Day, the Borrower may from time to time irrevocably elect that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof, of any Loans be (i) on not less than three Business Days' notice, converted into, or continued as, LIBO Rate Loans, or (ii) on the same Business Day, be converted into, or continued as Base Rate Loans. In the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan, such LIBO Rate Loan shall automatically be continued as a LIBO Rate Loan with an Interest Period of the same duration as the then expiring Interest Period; provided,
                                                                  --------
however, that (x) each such conversion or continuation shall be pro rated among
-------
the applicable outstanding Loans of all Lenders, (y) a LIBO Rate Loan may not be converted at any time other than the last day of the Interest Period applicable thereto and (z) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default or Event of Default under Section 9.1.1 has occurred and is continuing. Each delivery of
                 -------------
a Continuation/Conversion Notice shall constitute a certification and warranty by the Borrower that on the date of delivery of such notice no Default has occurred and is continuing. If prior to the time of such continuation or conversion any matter certified to by the Borrower by reason of the immediately preceding sentence will not be true and correct at such time if then made, the Borrower will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of such continuation or conversion the Administrative Agent shall have received written notice to the contrary from the Borrower, such certification and warranty shall be deemed to be made at the date of such continuation or conversion as if then made. Upon the occurrence and during the continuance of any Event of Default under Section 9.1.1, each LIBO
                                                     -------------
Rate Loan shall convert automatically to a Base Rate Loan at the end of the Interest Period then in effect for such LIBO Rate Loan.

          SECTION  2.6  Funding.  Each Lender may, if it so elects, fulfill its
                        -------
obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided,
                                                                 --------
however, that such LIBO Rate Loan shall nonetheless be deemed to have been made
-------
and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3, 4.4 or 4.5, it shall be
                        ------------  ---  ---  ---    ---
conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing deposits in its LIBOR Office's interbank eurodollar markets.

                                  ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

          SECTION 3.1  Repayments and Prepayments.  (a) The 364-Day Term Loan of
                       --------------------------
each Lender shall mature, and the Borrower unconditionally promises to pay in full the unpaid principal amount of such 364-Day Term Loan to the Administrative Agent, for the account of such Lender, on the 364-Day Term Loan Maturity Date.

          (b) The Construction Term Loan of each Lender shall mature, and the Borrower unconditionally promises to pay in full the unpaid principal amount of such Construction Term Loan to the Administrative Agent, for the account of such Lender, on the Construction Term Loan Maturity Date.

          (c) The Revolving Loans of each Lender shall mature, and the Borrower unconditionally promises to pay in full the unpaid principal amount of each Revolving Loan to the Administrative Agent, for the account of such Lender, on the Revolving Loan Commitment Termination Date.

          (d) The Borrower shall, immediately upon any acceleration of any Loans pursuant to Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to
            -----------    -----------
Section 9.3, only a portion of all Loans is so accelerated.
-----------

          SECTION 3.1.1  Optional Prepayments and Commitment Reductions.  (a)
                         ----------------------------------------------
At any time, and from time to time, the Borrower may, on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loans; provided, however, that:
              --------  -------

          (i) unless the Borrower notifies the Administrative Agent that such prepayment is to be applied to prepay Revolving Loans, any such prepayment made on or prior to the 364-Day Term Loan Maturity Date shall be applied first to the 364-Day Term Loans until such Loans are paid in full and,
     -----
     second, to the Construction Term Loans until such Loans are paid in full;
     ------

          (ii) unless the Borrower notifies the Administrative Agent that such prepayment is to be applied to prepay Revolving Loans, any such prepayment made after the 364-Day Term Loan Maturity Date shall be applied to the Construction Term Loans until such Loans are paid in full;

          (iii)  any such prepayment shall be applied pro rata among Loans of
                                                      --- ----
     the same type and, if applicable, having the same Interest Period;

          (iv) any such prepayment of any LIBO Rate Loan made on any day other than the last day of the Interest Period for such Loan shall be subject to the provisions of Section 4.5;
                       -----------

          (v) any such prepayment of LIBO Rate Loans shall require at least two Business Days' prior written notice to the Administrative Agent and any such prepayment of Base Rate Loans may be made on same day's written notice to the Administrative Agent; and

          (vi) any such partial prepayment of Loans shall be in an aggregate minimum amount of $10,000,000.

          (b) Each prepayment of Loans made pursuant to this Section 3.1.1 shall
                                                             -------------
be accompanied by accrued interest to the date of such prepayment on the amount prepaid but shall be without premium or penalty, except as may be required by
Section 4.5. Each voluntary prepayment of Term Loans shall automatically and
-----------
permanently reduce the related Term Loan Commitment Amount by a like amount. No voluntary prepayment of Revolving Loans shall cause a reduction in the Revolving Loan Commitment Amount.

          SECTION 3.1.2  Mandatory Prepayments and Commitment Reductions.  (a)
                         -----------------------------------------------
If any Indebtedness shall be issued or incurred by any Loan Party in accordance with Section 8.2.1(e), an amount equal to the lesser of (i) 100% of the Net Cash
     ----------------
Proceeds thereof and (ii) the aggregate principal amount of the 364-Day Term Loans outstanding shall be applied within one Business Day after the issuance or incurrence of such Indebtedness to the prepayment of the 364-Day Term Loans.

          (b) If any Loan Party shall receive Net Cash Proceeds from any Recovery Event, an amount equal to 100% of such Net Cash Proceeds shall be applied on such date to the prepayment of Senior Debt as set forth below, unless the Borrower delivers a Reinvestment Notice in respect of such Recovery Event pursuant to Section 8.1.12, in which case, an amount equal to the Reinvestment
            --------------
Prepayment Amount with respect to such Recovery Event shall be applied on each Reinvestment Prepayment Date to the prepayment of Senior Debt as set forth below. Any such prepayment shall be applied ratably to the prepayment of the Senior Debt in proportion to the outstanding principal amounts thereof on the date of such repayment. Any such prepayment of the Loans made on or prior to the 364-Day Term Loan Maturity Date shall be applied first to the 364-Day Term
                                                     -----
Loans until such Loans are paid in full, second, to the Construction Term Loans
                                         ------
until such Loans are paid in full and, third, to the Revolving Loans.  Any such
                                       -----
prepayment of Loans made after the 364-Day Term Loan Maturity Date shall be applied first to the Construction Term Loans until such Loans are paid in full
        -----
and second to the Revolving Loans.  Any such prepayment shall be applied pro
    ------                                                               ---
rata among Loans of the same type and, if applicable, having the same Interest
----
Period.

          (c)  Each prepayment made pursuant to this Section 3.1.2 shall be
                                                     -------------
accompanied by accrued interest to the date of such prepayment on the amount prepaid but shall be without premium or penalty, except as may be required by Section 4.5.  Each mandatory
                                                 -----------
prepayment of Loans shall automatically and permanently reduce the 364-Day Term Loan Commitment Amount, the Construction Term Loan Commitment Amount or the Revolving Loan Commitment Amount, as the case may be, by a like amount.

          SECTION 3.2  Interest Provisions.  Interest on the outstanding
                       -------------------
principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.
-----------

          SECTION 3.2.1  Rates.  (a)  Pursuant to an appropriately delivered
                         -----
Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (i) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin from time to time in effect; and

          (ii) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin from time to time in effect.

          "LIBO Rate" means, for each day during each Interest Period for each
           ---------
LIBO Rate Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Telerate Service Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Telerate Service Page 3750, the "LIBO Rate" shall be determined by reference to such
                        ---------
other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein. Notwithstanding any other provision hereof, at such time as there shall exist for any Lender a LIBOR Reserve Percentage which is greater than zero, the LIBO Rate used in the determination of LIBO Rate Loans made by such Lender shall be the LIBO Rate (Reserve Adjusted).

          (b) All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

          SECTION 3.2.2  Post-Maturity Rates; Default Rates.  (a)  After the
                         ----------------------------------
date any principal amount of any Loan is due and payable (whether on a Commitment Termination Date, upon acceleration or otherwise), or after any monetary Obligation of the Borrower shall become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such overdue amount at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus
                                                                           ----
2% until such amount is paid in full.

          (b) Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default under Section 9.1.1, for which provision
                                              -------------
is made in Section 3.2.2(a) above), the Borrower shall pay, but only to the
           ----------------
extent permitted by law, in addition to the interest then payable on the Loans, interest (after as well as before judgment) on the Loans at 2% per annum until such Event of Default is cured.

          SECTION 3.2.3  Payment Dates.  Interest accrued on each Loan shall be
                         -------------
payable, without duplication:

          (a)  on the Commitment Termination Date;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

          (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the day three months after such Loan is made or continued); and

          (e)  on that portion of any Loans which is accelerated pursuant to
     Section 9.2 or Section 9.3, immediately upon such acceleration.
     -----------    -----------

Interest accrued on Loans or other monetary Obligations arising under any Loan Document after the date such amount is due and payable (whether on any Commitment Termination Date, upon acceleration or otherwise) shall be payable upon demand.

          SECTION 3.2.4  Interest Rate Determination.  The Administrative Agent
                         ---------------------------
shall determine the interest rate applicable to Loans and shall give prompt notice to the Borrower and the Lenders of such determination, and its determination thereof shall be conclusive in the absence of manifest error.

          SECTION 3.3  Fees.  The Borrower agrees to pay the fees set forth in
                       ----
this Section 3.3.
     -----------

          SECTION 3.3.1  Facility Fee.  The Borrower agrees to pay to the
                         ------------
Administrative Agent, for the ratable account of each Lender, facility fees (the "Facility Fee") in respect of each of the amount of the Construction Term Loan
 ------------
Commitment Amount and the Revolving Loan

Commitment Amount (irrespective of usage) for each day from and after the Effective Date at the rate per annum based on the Borrower's Debt Rating for such day determined as provided in the Pricing Grid. Such fees shall be payable in arrears on each Quarterly Payment Date, commencing with the first such date following the Effective Date, and on each Commitment Termination Date.

          SECTION 3.3.2  Administrative Agent's Fee and Miscellaneous Fees.  The
                         -------------------------------------------------
Borrower agrees to pay to the Administrative Agent, for (i) its own account,
(ii) the account of the Lenders and (iii) the account of the Lead Arrangers, the respective fees as agreed to in the letter dated February 19, 1999, between the Administrative Agent, the Lead Arrangers, the Initial Lenders, the Borrower and Edison Mission Energy.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

          SECTION 4.1  LIBO Rate Lending Unlawful.  If any Lender shall
                       --------------------------
reasonably determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other governmental authority or comparable agency asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

          SECTION 4.2  Inability to Determine Rates.  If prior to the first day
                       ----------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) the Administrative Agent shall have received notice from the Required Lenders in respect of the relevant Borrowing that the LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period;

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any LIBO Rate Loans under the relevant Borrowing requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Borrowing that were to have been converted on the first day of such Interest Period to LIBO Rate Loans shall be continued as Base Rate Loans and (z) any outstanding LIBO Rate Loans under the relevant Borrowing shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBO Rate Loans under the relevant Borrowing shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Borrowing to LIBO Rate Loans.

          SECTION 4.3  Increased LIBO Rate Loan Costs.  If after the date
                       ------------------------------
hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall increase the cost to such Lender of, or result in any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, then the Borrower agrees to pay to the Administrative Agent for the account of each Lender the amount of any such increase or reduction. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within ten Business Days of its receipt of such notice, and such notice shall be binding on the Borrower absent clear and convincing evidence to the contrary.

          SECTION 4.4  Obligation to Mitigate.  Each Lender agrees that as
                       ----------------------
promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 4.l, 4.3 or 4.6, and in
                                                 ------- ---  ---    ---
any event if so requested by the Borrower, each Lender shall use reasonable efforts to make, fund or maintain its affected Loans through another lending office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the sole opinion of such Lender, the making, funding or maintaining of such Loans through such other lending office would not in any material respect be disadvantageous to such Lender, contrary to such Lender's normal banking practices or violate any applicable law or regulation. No change by a Lender in its Domestic Office or LIBOR Office made for such Lender's convenience shall result in any increased cost to the Borrower. The Borrower shall not be obligated to compensate any Lender for the amount of any additional amount pursuant to Section 4.1, 4.3 or
                                                           -----------  ---
4.6 accruing prior to the date which is 90 days before the date on which such
---
Lender first notifies the Borrower that it intends to claim such compensation; it being understood that the calculation of the actual amounts may not be possible within such period and that such Lender may provide such calculation as soon as reasonably practicable thereafter without affecting or limiting the Borrower's payment obligation thereunder. If any Lender demands compensation pursuant to
Section 4.1, 4.3 or 4.6 with respect to any LIBO Rate Loan, the Borrower may, at
-----------  ---    ---
any time upon at least one Business Days prior notice to such Lender through the Administrative Agent, elect to convert such Loan into a Base Rate Loan. Thereafter, unless and until such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, all such LIBO Rate Loans by such Lender shall bear interest as Base Rate Loans, notwithstanding any prior election by the Borrower to the contrary. If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the Borrower may elect that the principal amount of each such Loan again bear interest as LIBO Rate Loans in accordance with this Agreement, on the first day of the next succeeding Interest Period applicable to the related LIBO Rate Loans of other Lenders. Additionally, the Borrower may, at its option, upon at least five Business Days' prior notice to such Lender, elect to prepay in full, without premium or penalty, such Lender's affected LIBO Rate Loans. If the Borrower elects to prepay any Loans pursuant to this Section 4.4, the Borrower
                                                     -----------
shall pay within ten Business Days after written demand any additional increased costs of such Lender accruing for the period prior to such date of prepayment. If such conversion or prepayment is made on a day other than the last day of the current Interest Period for such affected LIBO Rate Loans, such Lender shall be entitled to make a request for, and the Borrower shall pay, compensation under
Section 4.5.
-----------

          SECTION 4.5  Funding Losses.  In the event any Lender shall incur any
                       --------------
loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of:

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or
                                                             -----------
     otherwise;

          (b) Borrower's failure to borrow any LIBO Rate Loans in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within ten Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall be binding on the Borrower absent manifest error.

          SECTION 4.6  Increased Capital Costs.  If after the date hereof any
                       -----------------------
change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any applicable law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects the amount of capital required to be maintained by any Lender, and such Lender reasonably determines that the rate of return on its capital as a consequence of its Revolving Loan Commitment, the Term Loan Commitments or the Loans made by such Lender is reduced in a material amount to a level below that which such Lender could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall pay within ten Business Days after such demand directly to such Lender additional amounts sufficient to compensate such Lender for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be binding on the Borrower absent manifest error.

          SECTION 4.7  Taxes.  (a)  All payments by the Borrower of principal
                       -----
of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income, in each case, imposed as result of a connection between the Lender and the jurisdiction imposing the tax (other than a connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment
        -----
to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

          (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) within 30 days after such payment forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and, upon receipt of notice from the Administrative Agent or such Lender within 30 days after such payment, the Borrower will promptly pay such additional amounts including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.

          (b) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.7, a
                                                       -----------
distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

          (c)  Each Lender that is not a United States person as defined in
Section 7701(a)(3) of the Code (a "Non-U.S. Lender") shall deliver to the
                                   ---------------
Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). The Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Non-U.S. Lender's failure to comply with the requirements of this Section 4.7(c) or (ii) that are United States withholding
                     --------------
taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 4.7(a).
                                                                 --------------
Notwithstanding any other provision of this Section 4.7(c), a Non-U.S. Lender
                                            --------------
shall not be required to deliver any form pursuant to this Section 4.7(c) that
                                                           --------------
such Non-U.S. Lender is not legally able to deliver.

          SECTION 4.8  Payments, Computations.  Unless otherwise expressly
                       ----------------------
provided, all payments by the Borrower pursuant to any Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the
                                                         --- ----
Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 Noon, New York City time, on the date due, in Same Day Funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower; provided that such payment shall be
                                        --------
deemed made timely if made by wire transfer and by such time as an Authorized Representative of the Borrower has advised the

Administrative Agent of the applicable Federal Reserve System wire transfer confirmation number. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in Same Day Funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term
                                 ----------
"Interest Period" with respect to LIBO Rate Loans) be made on the next
 ---------------
succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

          SECTION 4.9  Sharing of Payments.  If any Lender shall obtain any
                       -------------------
payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Obligation under the Loan Documents, the EME Credit Support Guarantee or the EME Debt Service Reserve Guarantee (other than pursuant to the terms of Sections 4.3, 4.4, 4.5, 4.6, and 4.7) in excess of
                              ------------  ---  ---  ---      ---
its pro rata share of payments then or therewith obtained by all Lenders holding
    --- ----
Loans of such type, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess
              --------  -------
payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.9 may, to the fullest extent
                                     -----------
permitted by law, exercise all its rights of payment (including pursuant to
Section 4.10) with respect to such participation as fully as if such Lender were
------------
the direct creditor of the Borrower in the amount of such participation.

          If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section
                                                                      -------
4.9 applies, such Lender shall, to the extent practicable, exercise its rights
---
in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.9 to share in the benefits of any recovery
                            -----------
on such secured claim.

          SECTION 4.10  Set-off.  Each Lender shall, upon the occurrence of any
                        -------
Event of Default described in clauses (a) or (b) of Section 9.1.6 and, upon the
                              -----------    ---    -------------
occurrence of any Default described in clauses (c) through (d) of Section 9.1.6
                                       -----------         ---    -------------
with respect to the Borrower or, with the
consent of the Required Lenders, upon the occurrence and continuance beyond the expiration of the applicable grace period, if any, of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender or any bank controlling such Lender; provided, however, that any such appropriation and application
             --------  -------
shall be subject to the provisions of Section 4.9.
                                      -----------

          Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such set-off and application.

          The rights of each Lender under this Section 4.10 are in addition to
                                               ------------
other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Lender may have.

          SECTION 4.11  Replacement of Lender. The Borrower shall be permitted
                        ---------------------
to replace (with one or more replacement Lenders) any Lender which requests reimbursement for amounts owing pursuant to Section 4.1, 4.3, 4.6 or 4.7;
                                            ---------------------    ---
provided that (i) such replacement does not conflict with any law, treaty, rule
--------
or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to the Borrower or such Lender or to which the Borrower or such Lender or any of their respective property is subject, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 4.5 if any LIBO Rate Loan owing to
                                     -----------
such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.11.1 (provided that
                                                 ---------------  --------
the Borrower or replacement Lender shall be obligated to pay the registration and processing fee), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.1, 4.3, 4.6 or 4.7, as the case may be, (viii) any such
            ---------------------    ---
replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (ix) if such replacement bank or institution is not already a Lender, the Borrower shall pay to the Administrative Agent an administrative fee of $3,500.

                                   ARTICLE V
                          DEBT SERVICE RESERVE ACCOUNT

          SECTION 5.1  Debt Service Reserve Account.  The Borrower shall
                       ----------------------------
establish, for the benefit of the Lenders, in the name of the Collateral Agent, the Debt Service Reserve Account, to be held and maintained by the Collateral Agent in accordance with the Security Deposit Agreement.

          SECTION 5.2   Debt Service Reserve Requirement.  The Debt Service
                        --------------------------------
Reserve Requirement may be satisfied by the Borrower by one or a combination of the following: (i) cash; (ii) a letter of credit issued by a commercial bank or other financial institution whose long-term unsecured debt securities are rated A or better by S&P's and A2 or better by Moody's; and (iii) an EME Debt Service Reserve Guarantee.

                                   ARTICLE VI
                              CONDITIONS TO LOANS

          SECTION 6.1  Conditions to Effectiveness.  This Agreement shall become
                       ---------------------------
effective upon the satisfaction of each of the conditions precedent set forth in this Section 6.1.
     -----------

          SECTION 6.1.1  Loan Documents.  The Administrative Agent shall have
                         --------------
received: (i) this Agreement, executed and delivered by an Authorized Representative of the Borrower, with a counterpart for each Lender; (ii) the Guarantee and Collateral Agreement, executed and delivered by an Authorized Representative of each Loan Party (together with an updated copy of the stock register or other register of ownership interests of such Loan Party other than the Borrower), with a counterpart or a copy for each Lender; (iii) the Mortgage and Security Agreement, executed and delivered by an Authorized Representative of each Loan Party which is a party to such agreement, with a counterpart or a copy for each Lender; (iv) the Collateral Agency and Intercreditor Agreement, executed and delivered by an Authorized Representative of each Loan Party, with a counterpart or a copy for each Lender; (v) the Security Deposit Agreement, executed and delivered by an Authorized Representative of each Loan Party, with a counterpart or a copy for each Lender; (vi) the Intercompany Loan Subordination Agreement, executed and delivered by an Authorized Representative of each Loan Party, with a counterpart or a copy for each Lender; and (vii) for the account of each Lender who so requests, its Notes, executed and delivered by an Authorized Representative of the Borrower.

          SECTION 6.1.2  Acquisition.  The Acquisition shall have been
                         -----------
consummated on substantially the terms and conditions of the Asset Purchase Agreement; and the Lenders have received copies of the Asset Purchase Agreement and all related material documents reasonably requested by the Administrative Agent, certified by an Authorized Representative of the Borrower, and the Lenders shall be satisfied with the terms and conditions thereof (which shall include a cash equity investment in the Borrower of at least $1,000,000,000).

          SECTION 6.1.3  EME Credit Support.  The Administrative Agent shall
                         ------------------
have received from Edison Mission Energy the EME Credit Support Guarantee.

          SECTION 6.1.4  Debt Ratings.  The Borrower shall have received written
                         ------------
preliminary Debt Ratings of its senior secured long-term debt of BBB- or better from S&P's and Baa3 or better from Moody's, in each case in form and substance reasonably satisfactory to the Initial Lenders.

          SECTION 6.1.5  Financial Statements.  The Administrative Agent shall
                         --------------------
have received, with a copy for each Lender, the audited consolidated financial statements of Edison Mission Energy for the 1997 Fiscal Year and the unaudited consolidated financial statements of Edison Mission Energy for the 1998 Fiscal Year.

          SECTION 6.1.6  Projections; Rating Agency Presentations.  The
                         ----------------------------------------
Administrative Agent shall have received, with a copy for each Lender, (a) satisfactory financial projections for the Borrower for the 1999-2019 Fiscal Years, including pro forma consolidated financial statements, calculations of
                 --- -----
the projected Debt Service Coverage Ratios and the Environmental Capital Expenditure Program and (b) the financial projections and other material information provided to the rating agencies in connection with the issuance of the Debt Ratings referred to in Section 6.1.4.
                                -------------

          SECTION 6.1.7  Closing Fees, Expenses.  The Administrative Agent shall
                         ----------------------
have received for its own account, or for the account of each Lender or Lead Arranger, as the case may be, all fees due and payable pursuant to Sections 3.3
                                                                            ---
and 11.3 and all costs and expenses for which invoices have been presented.

          SECTION 6.1.8  Approvals.  (a)  All Governmental Approvals required in
                         ---------
connection with the transactions contemplated by the Loan Documents, the Acquisition and the conduct of the business of each of the Loan Parties are listed on Schedule 7.4 and shall have been obtained or made, be in full force
          ------------
and effect and be final and any period for the filing of notice of rehearing or application for judicial review of the issuance of each such Governmental Approval shall have expired without any such notice or application having been given or made, except as noted in Part B of Schedule 7.4. No such Governmental
                                  ------    ------------
Approval is the subject of any pending or, except as indicated in Part C of
                                                                  ------
Schedule 7.4,  threatened judicial or administrative proceeding.
------------

          (b) All consents and approvals required to be obtained from Persons other than Governmental Authorities in connection with the transactions contemplated by the Loan Documents and the Acquisition shall have been obtained and shall be in full force and effect, other than such consents or approvals, the failure of which to obtain, would not, individually or in the aggregate, cause a Material Adverse Effect.

          SECTION 6.1.9  Consultants' Reports.  The Administrative Agent shall
                         --------------------
have received, with a copy for each Lender, (i) an engineering report prepared by Stone & Webster and (ii) a market report prepared by Hagler Bailly, in each case in form and substance reasonably satisfactory to the Lenders.

          SECTION 6.1.10  Lien Search; Recordings and Filings.  (a)  The
                          -----------------------------------
Administrative Agent shall have received results of a recent search by a Person satisfactory to it that there are no Uniform Commercial Code, judgment or tax lien filings on any of the assets of any Loan Party in each relevant jurisdiction except for (i) Liens pursuant to the Loan Documents and (ii) Liens to be discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

          (b) All financing statements and other documents required to be filed, registered or recorded in order to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a perfected, First Priority Lien shall have been properly filed, registered or recorded in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect the security interests created by the Security Documents, and any other action required in the judgment of the Administrative Agent to perfect such security interests as such First Priority Liens shall have been effected, the Administrative Agent shall have received acknowledgment copies or other evidence satisfactory to it of such filing, registration or recording, and the Administrative Agent shall have received evidence satisfactory to it that all necessary filing, recording and other fees and all taxes and expenses related to such filings, registrations and recordings have been paid in full.

          SECTION 6.1.11  Resolutions.  The Administrative Agent shall have
                          -----------
received from each Loan Party a certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Effective Date, of its Secretary, Assistant Secretary or other Authorized Representative of such Loan Party as to:

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it;

          (b) the incumbency and signatures of those of its officers and representatives authorized to act with respect to each Loan Document executed by it; and

          (c) such Loan Party's Organic Documents.

The Administrative Agent and each Lender may conclusively rely upon such certificate until it shall have received a further certificate of the Secretary, Assistant Secretary or other Authorized Representative of such Loan Party canceling or amending such prior certificate.

          SECTION 6.1.12  Officer's Certificate.  The Administrative Agent shall
                          ---------------------
have received, with a copy for each Lender, a certificate of an Authorized Representative of the Borrower, dated the Effective Date, in form and substance reasonably satisfactory to the Administration Agent.

          SECTION 6.1.13  Opinions of Counsel.  The Administrative Agent shall
                          -------------------
have received opinions, dated the Effective Date and addressed to the Administrative Agent and the Lenders, from (i) the general counsel to the Loan Parties, (ii) the special New York and Federal Energy Regulatory Commission counsel to the Loan Parties, (iii) the special Pennsylvania counsel to the Loan Parties, (iv) the special New York counsel to the Lenders, and (v) the special Pennsylvania counsel to the Lenders. Each such opinion shall be in form and substance reasonably satisfactory to the Administrative Agent.

          SECTION 6.1.14  Establishment of Accounts.  The Administrative Agent
                          -------------------------
shall have received evidence satisfactory to it that the Borrower has established the Revenue Account pursuant to Section 2.2(a) of the Security
                                            --------------
Deposit Agreement.

          SECTION 6.1.15  Surveys.  The Administrative Agent and the Title
                          -------
Insurance Company each shall have received maps or plats of an as-built survey of the sites of the real property covered by the Mortgage and Security Agreement certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to each of them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company, prepared by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall (except as such survey may fail to demonstrate a closed traverse within 35 feet at the reservoir site) be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and evidence reasonably satisfactory to the Administrative Agent delineating the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor, all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites and any encroachments on any adjoining property by the building structures and improvements on the sites; and (v) if the site is described as being on a filed map, a legend relating the survey to said map.

          SECTION 6.1.16  Title Insurance; Flood Insurance.  (a) The
                          --------------------------------
Administrative Agent shall have received in respect of each parcel of owned real property covered by the Mortgage and Security Agreement, a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the date of the recording of the Mortgage and Security Agreement. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent; (ii) insure that the Mortgage and Security Agreement creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except those as may be approved by the Administrative Agent; (iii) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder; (iv) be in the form of an ALTA Loan Policy; (v) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request; and (vi) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for Mortgage and Security Agreement recording tax, if any, have been paid. The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this subsection and a copy certified by such parties as the Administrative Agent may deem reasonably appropriate, of all other documents affecting the property covered by the Mortgage and Security Agreement as shall have been reasonably requested by the Administrative Agent.

          (b) If requested by the Administrative Agent, the Administrative Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by the Mortgage and Security Agreement, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by the Mortgage and Security Agreement which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not later than the maturity of the Indebtedness secured by the Mortgage and Security Agreement and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the F.R.S. Board.

          SECTION 6.1.17  Insurance.  The Administrative Agent shall have
                          ---------
received a letter from J&H Marsh & McLennan relating to insurance matters and copies of certificates from the Borrower's insurers or insurance agents evidencing that the insurance policies in place satisfy the requirements of
Section 8.1.5.
-------------

          SECTION 6.2  All Loans.  The obligation of each Lender to make any
                       ---------
Loan (including its initial Loan) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.
                                              -----------

          SECTION 6.2.1  Representations and Warranties; No Default.  Both
                         ------------------------------------------
before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any
                      -------------
other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Borrowing), the following statements shall be true and correct:

          (a) the representations and warranties set forth in Article VII shall
                                                              -----------
     be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (b) no Default or Event of Default has occurred and is continuing or would result from such Borrowing.

          SECTION 6.2.2  Borrowing Request.  The Administrative Agent shall have
                         -----------------
received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 6.2.1 are true and correct.
   -------------

          SECTION 6.2.3  Satisfactory Legal Form.  All documents executed or
                         -----------------------
submitted pursuant hereto by or on behalf of the Borrower shall be satisfactory in form and substance to the Administrative Agent and its counsel.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Administrative Agent and each Lender as set forth in this
Article VII.
-----------

          SECTION 7.1  Financial Information.  (a)  The consolidated balance
                       ---------------------
sheet of the Borrower as at December 31, 1998, and the related consolidated statements of income and cash flows of the Borrower, copies of which have been furnished to the Administrative Agent, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at the dates thereof and the results of their operations for the periods then ended.

          (b)  The financial projections and other pro forma financial
                                                   ---------
information provided to the Lenders have been prepared in good faith and are based upon reasonable assumptions.

          SECTION 7.2  Organization; Power.  Each Loan Party (a) is a
                       -------------------
corporation or limited partnership validly organized and existing and in good standing under the laws of the state of its incorporation, (b) is duly qualified to do business and is in good standing as a foreign corporation or limited partnership in each jurisdiction where the nature of its business requires such qualification and (c) has all requisite corporate or partnership power and authority and holds all material requisite Governmental Approvals to enter into and perform its Obligations under this

Agreement, the Notes and each other Loan Document and to conduct the business of owning and operating the Generating Station and the sale and marketing of wholesale electric power and other products and services related thereto, except, with respect to clauses (b) and (c) above, where the failure to be so
                        -----------     ---
qualified or be in good standing or the failure to obtain such Governmental Approvals would not, individually or in the aggregate, cause a Material Adverse Effect.

          SECTION 7.3  Due Authorization; Non-Contravention.  The execution,
                       ------------------------------------
delivery and performance by each Loan Party of each Loan Document to which it is a party are within such Loan Party's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, and do not:

          (a) contravene the Organic Documents of such Loan Party;

          (b) contravene any material Requirement of Law or Contractual Obligation, binding on or affecting such Loan Party; or

          (c) result in, or require the creation or imposition of, any Lien (other than pursuant to the Loan Documents) on any of the properties of such Loan Party.

          SECTION 7.4  Approvals.  (a)  All Governmental Approvals required in
                       ---------
connection with the transactions contemplated by the Loan Documents, the Acquisition and the conduct of the business of each of the Loan Parties are listed on Schedule 7.4 and have been duly obtained or made and are in full force
          ------------
and effect. All such Governmental Approvals are final and any period for the filing of notice of rehearing or application for judicial review of the issuance of each such Governmental Approval has expired without any such notice or application having been made, except as noted in Part B of Schedule 7.4. No
                                                 ------    ------------
such Governmental Approval is the subject of any pending or, except as indicated in Part C of Schedule 7.4, threatened judicial or administrative proceeding.
   ------    ------------

          (b) All consents and approvals required to be obtained from Persons other than Governmental Authorities in connection with the transactions contemplated by the Loan Documents and the Acquisition have been obtained and are in full force and effect, other than such consents or approvals, the failure of which to obtain, would not, individually or in the aggregate, cause a Material Adverse Effect.

          SECTION 7.5  No Material Adverse Change.  Since January 24, 1999,
                       --------------------------
there has not occurred any event or condition having a Material Adverse Effect.

          SECTION 7.6  Accuracy of Information.  (a)  All factual information
                       -----------------------
heretofore or contemporaneously furnished by the Loan Parties and their Affiliates in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (other than projections and other "forward-looking" information) is, and all other such written factual information hereafter furnished by the Borrower in writing to the Administrative Agent or any Lender will be, true and materially accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. The information contained in the Information Memorandum, dated at February 22, 1999, other than any opinions expressed in the reports referred to in Section 6.1.9, was true and materially accurate in every
                       -------------
material respect on February 22, 1999, and on the Effective Date.

          (b) All projections and other "forward-looking" information heretofore or contemporaneously furnished by the Loan Parties and their Affiliates in writing to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby were prepared in good faith and are based on reasonable assumptions.

          SECTION 7.7  Validity.  Each Loan Document to which any Loan Party is
                       --------
a party constitutes, or, upon the due execution and delivery thereof by such Loan Party, will constitute, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity).

          SECTION 7.8  Compliance with Law and Contractual Obligations.  Each
                       -----------------------------------------------
Loan Party is in compliance with all Requirements of Law and Contractual Obligations applicable to it, except to the extent that the failure to comply therewith would not have a Material Adverse Effect.

          SECTION 7.9  Regulations T, U and X.  No Loan Party is engaged in the
                       ----------------------
business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

          SECTION 7.10  Litigation.  There is no pending or, to the knowledge of
                        ----------
the Borrower, threatened litigation, action, proceeding, investigation or labor controversy affecting any Loan Party or any of its properties, businesses, assets or revenues or affecting any Governmental Approval described by Section
                                                                       -------
7.4, which, if adversely determined  (taking into account any insurance proceeds
---
payable under a policy where the insurer has accepted coverage without any reservations), would have a Material Adverse Effect or which purports to adversely affect the legality, validity or enforceability of any Loan Document.

          SECTION 7.11  Ownership of Properties.  Each Loan Party owns good and
                        -----------------------
marketable title to, or a valid leasehold in or other enforceable interest in, all properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights) purported to be owned, leased or held by it, free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 8.2.2.
                                      -------------

          SECTION 7.12  Taxes.  Each Loan Party has filed all tax returns and
                        -----
reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          SECTION 7.13  Investment Company Act; Public Utility Holding Company
                        ------------------------------------------------------
Act; Other Regulations.  (a)  The Borrower is not subject to any regulation as
----------------------
an "investment company" subject to the Investment Company Act of 1940, as amended, and no Loan Party is a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" under PUHCA, except that the Loan Parties each are a "subsidiary company" of Edison International, which is a "holding company" that is exempt from all regulation under PUHCA (except for Section 9(a)(2) thereof) pursuant to Section 3(a) thereof. No Loan Party is or will be subject to regulation as a "public utility", "public utility company", "public utility holding company", "electric corporation" or a subsidiary or affiliate of any of the foregoing under the laws of the State of Pennsylvania or the State of New York.

          (b) EME Homer City (i) is an "exempt wholesale generator" under PUHCA, (ii) is a member of, or otherwise has the right and authority to sell electric power and related products and services into, the NY Pool and PJM and
(iii) has the authority to sell wholesale electric power at market-based rates (not subject to any price cap or other market power mitigation measure).

          SECTION 7.14  Environmental Warranties.  Except as could not,
                        ------------------------
individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

          (a) (i) All facilities and property owned, leased or operated by any Loan Party have been, and continue to be, owned, leased or operated by such Loan Party in compliance with all applicable Environmental Laws and (ii) the Loan Parties are, and within the period of all applicable statutes of limitation have been within the period of all applicable statutes of limitations, in compliance with all applicable Environmental Laws.

          (b) There are no pending or, to the knowledge of the Borrower, threatened (i) claims, complaints, notices or requests for information received by any Loan Party with respect to any alleged violation by such Loan Party of any applicable Environmental Law, or (ii) complaints, notices or inquiries to any Loan Party regarding potential liability under any applicable Environmental Law.

          (c) Hazardous Materials are not present at, on, under or about any property now or to the knowledge of the Borrower previously owned, leased or operated by any Loan Party.

          (d) Each Loan Party has obtained and is in compliance with all Governmental Approvals required under any Environmental Law necessary for such Loan Party's business.

          (e) No property now or previously owned, leased or operated by any Loan Party is listed or, to the knowledge of the Borrower, is proposed for listing on the National Priorities List pursuant to any Environmental Law, on the CERCLIS or on any similar state or local list of sites requiring investigation or clean-up.

          (f) To the knowledge of the Borrower, no conditions exist at, on, under or about any property now or previously owned or leased by any Loan Party or at any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use or for recycling or for treatment, storage or disposal) which, with the passage of time, or the giving of notice or both, would give rise to liability under any applicable Environmental Law.

          (g) Other than as provided in the Asset Purchase Agreement, no Loan Party has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any applicable Environmental Law.

          SECTION 7.15  The Obligations.  The Obligations are senior secured
                        ---------------
Indebtedness of the Loan Parties ranking at least pari passu with all other
                                                  ----------
senior secured Indebtedness of the Loan Parties.

          SECTION 7.16  Year 2000 Matters.  The Borrower has reviewed its
                        -----------------
operations and those of the other Loan Parties with a view to assessing whether its businesses or the businesses of any of such other Loan Parties will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem suffered by any of the Loan Parties' major commercial counter-parties. Based on such review the Borrower has no reason to believe that a Material Adverse Effect will occur with respect to its businesses or operations or the businesses or operations of any of the other Loan Parties resulting from a Year 2000 Problem.

          SECTION 7.17  Pension and Welfare Plans.  During the consecutive
                        -------------------------
twelve-month period prior to each date as of which the following representations are made or deemed made, and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or Section 412 of the Code; no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Loan Party or any member of the Controlled Group of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty and none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a material liability to any Loan Party or any member of the Controlled Group: (i) a Reportable Event; (ii) a complete or partial withdrawal from any Multiemployer Plan by any Loan Party or any member of the Controlled Group; (iii) any liability of the Loan Parties or any member of the Controlled Group under ERISA if the any Loan Party or any member of the Controlled Group were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; or (iv) the Reorganization or Insolvency of any Multiemployer Plan. Neither any Loan Party nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan which could reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

          SECTION 7.18  Subsidiaries.  Except as otherwise disclosed on Schedule
                        ------------                                    --------
7.18, the Borrower has no Subsidiaries or Investments in other Persons.
----

                                  ARTICLE VIII
                                   COVENANTS

          SECTION 8.1  Affirmative Covenants.  The Borrower agrees with the
                       ---------------------
Administrative Agent and each Lender that, until the Commitments have terminated and all Obligations have been paid and performed in full, the Borrower shall, and shall cause each of the other Loan Parties to, perform the obligations set forth in this Section 8.1.
              -----------

          SECTION 8.1.1  Financial Information, Reports, Notices.  The Borrower
                         ---------------------------------------
shall furnish, or shall cause to be furnished, to the Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower (which will include results for its consolidated subsidiaries) as of the end of such Fiscal Quarter and consolidated statements of income and cash flows of the Borrower (which will include results for its consolidated subsidiaries) for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Representative of the Borrower with responsibility for financial matters;

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, commencing with the 1999 Fiscal Year, a copy of the annual audit report for such Fiscal Year for the Borrower (which will include results for its consolidated subsidiaries), including therein consolidated balance sheets of the Borrower

     (which will include results for its consolidated subsidiaries) as of the end of such Fiscal Year and consolidated statements of income and cash flows of the Borrower (which will include results for its consolidated subsidiaries) for such Fiscal Year, and accompanied by the opinion of Arthur Andersen & Co. or other internationally recognized independent auditors selected by the Borrower, which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods;

          (c) concurrently with the delivery of the financial statements referred to in Section 8.1.1(b), either: (i) the annual report provided to
                    ----------------
     senior management and shareholders of the Borrower for the preceding calendar year with respect to the Generating Station, or (ii) a report for the preceding calendar year with respect to the Generating Station covering the following matters: (A) production, including availability, output, planned outages and unplanned outages (and the reason for such unplanned outages); (B) environmental matters; (C) health and safety matters, to the extent the same shall have given rise to material claims against any Loan Party; (D) implementation of the Environmental Capital Expenditure Program;
     (E) significant plant activities, such as major plant overhauls, alterations, modifications and other capital expenditures, significant changes in plant operations and major operating incidents; and (F) market activities, including quantum and average price of energy and capacity delivered by the Generating Station to the NY Pool and PJM;

          (d) concurrently with the delivery of the financial statements referred to in Section 8.1.1(b), an operating budget for the Generating
                            --------
     Station for the current calendar year, together with, in the case of each calendar year beginning with the year 2000, an "income statement variance report" showing the actual experience for the preceding calendar year (or portion thereof) against the income statement projections for the preceding calendar year (or portion thereof);

          (e) on each Quarterly Payment Date on which the Borrower intends to make any Investment pursuant to Section 8.2.5(b) or any Restricted Payment
                                     ----------------
     pursuant to clause (b) of the proviso contained in Section 8.2.7 and,
                                                        -------------
     commencing July 1, 1999, within 60 days after each other Quarterly Payment Date, a certificate, executed by an Authorized Representative of the Borrower with responsibility for financial matters, showing (i) the actual Debt Service Coverage Ratio for the 12-month period ended on the last day of the immediately preceding Fiscal Quarter, (ii) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first day of the then current Fiscal Quarter and (iii) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first anniversary of the first day of the then current Fiscal Quarter, in each case, in reasonable detail with appropriate calculations and computations and, in the case of projections, calculated on the basis of stated assumptions reasonably acceptable to the Administrative Agent;

          (f) as soon as possible and in any event within five Business Days after any Authorized Representative of the Borrower obtains knowledge of the occurrence of (i) each Default under this Agreement and (ii) any default under any other material agreement to which the any Loan Party is a party or any termination thereof, a statement of such Authorized Representative setting forth details of such Default, default or termination and the action which such Loan Party has taken and proposes to take with respect thereto;

          (g) as soon as possible and in any event within five Business Days after (i) the commencement of, or the occurrence of any material adverse development with respect to, any litigation, action, proceeding, or labor controversy of the type described in Section 7.10 or (ii) the commencement
                                          ------------
     of any labor controversy, litigation, action, proceeding of the type described in Section 7.10, notice thereof and, upon request of the
                  ------------
     Administrative Agent, copies of all documentation relating thereto (other than documentation subject to the attorney-client privilege);

          (h) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower files with the Securities and Exchange Commission or any national securities exchange;

          (i) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan (other than a standard termination under ERISA Section 4041(b)), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA or Section 412 of the Code, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower or any member of the Controlled Group of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty, or any increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit the occurrence or expected occurrence of any Reportable Event or the termination, Reorganization or Insolvency of any Multiemployer Plan or the complete or partial withdrawal by any Loan Party or any member of the Controlled Group from a Multiemployer Plan, notice thereof and copies of all documentation relating thereto;

          (j) as soon as possible and in any event within five Business Days after any Authorized Representative of the Borrower obtains knowledge of the occurrence or notice of any changes in Borrower's Debt Rating by Moody's or S&P or any other rating agency which maintains a Debt Rating on the Borrower which is used in determining the Applicable Margin;

          (k) within ten Business Days after each anniversary of the Effective Date, a certificate from EME Homer City's insurers or insurance agents evidencing that the insurance policies in place satisfy the requirements of
     Section 8.1.5;
     -------------

          (l) as soon as possible and in any event within five Business Days after any Authorized Representative of the Borrower obtains (i) knowledge of the occurrence, notice of any casualty, damage or loss to the Generating Station, whether or not insured, through fire, theft, other hazard or casualty, involving a probable loss of $3,000,000 or more or (ii) knowledge of the occurrence, notice of any cancellation, notice of threatened or potential cancellation or material change in the terms, coverage or amounts of any policy of insurance required to be maintained pursuant to Section
                                                                      -------
     8.1.5;
     -----

          (m) as soon as possible and in any event within five Business Days after any Authorized Representative of the Borrower obtains knowledge of the occurrence, notice of any material modification of the Environmental Capital Expenditure Program; and

          (n) as soon as possible and in any event within five Business Days after any Authorized Representative of the Borrower obtains knowledge of the occurrence, notice that any Governmental Authority may revoke, or refuse to grant or renew, or materially modify, any material Governmental Approval held or sought by any Loan Party.

          SECTION 8.1.2  Continuation of Business and Maintenance of Existence.
                         -----------------------------------------------------
The Borrower shall, and shall cause each of the other Loan Parties to, continue to engage in business of owning and operating the Generating Station and the sale and marketing of wholesale electric power and other products and services related thereto, and preserve, renew and keep in full force and effect its corporate or partnership existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 8.2.3.
-------------

          SECTION 8.1.3  Compliance with Requirements of Law and Contractual
                         ---------------------------------------------------
Obligations and Laws.  The Borrower shall, and shall cause each of the other
--------------------
Loan Parties to, comply with all Requirements of Law and Contractual Obligations, such compliance to include the payment, before the same become delinquent, of all taxes, assessments and governmental charges or levies, except to the extent non-compliance would not have a Material Adverse Effect.

          SECTION 8.1.4  Maintenance of Generating Station.  The Borrower shall,
                         ---------------------------------
and shall cause EME Homer City to, (a) maintain the Generating Station in all material respects (i) in good condition, repair and working order (ordinary wear and tear excepted), except where the failure so to do would not have a Material Adverse Effect, (ii) in accordance with Prudent Industry Practice, (iii) in compliance with all material Requirements of Law and (iv) in accordance with the terms of all insurance policies required to be maintained pursuant to Section
                                                                      -------
8.1.5, and (b) make such repairs, renewals, replacements, betterments and
-----
improvements to the Generating

Station as in the reasonable judgment of the Borrower and EME Homer City are necessary so that the Generating Station may be operated in accordance with its intended purpose.

          SECTION 8.1.5  Insurance.  (a) The Borrower shall cause EME Homer City
                         ---------
to maintain or cause to be maintained with financially sound and reputable insurance companies, insurance for such amounts against such risks, loss, damage and liability as are customarily insured against by other enterprises of like size and type as that of the Generating Station, subject to the availability of such coverage on commercially reasonable terms, all on terms and conditions which are in accordance with good industry practice and, in any event, including the insurance described on Schedule 8.1.5, provided that where deviations
                           --------------  --------
therefrom are based upon commercial unavailability, the same shall be satisfactory to the Administrative Agent (with such substitute insurance coverage being the most equivalent to the required coverage that is available on commercially reasonable terms):

          (b) All such policies of insurance shall:

          (i) provide that, except in the case of third party liability insurance, the Collateral Agent shall be named as loss payee and the insurer shall waive any rights of subrogation against the Secured Parties;

          (ii) with respect to third party liability insurance, the Secured Parties shall be named as additional insureds;

          (iii) provide that (A) no cancellation or termination of such insurance, (B) no reduction in the scope of coverage or the limits of liability of such insurance and (C) no change in the applicable provisions required by this subsection shall be effective for 30 days after notice is given by the insurers to the Administrative Agent and the Collateral Agent of such cancellation, termination, reduction or change;

          (iv) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Secured Parties;

          (v) provide that such insurance shall be primary insurance and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by the Secured Parties under any other insurance policies with any other insurance companies covering a loss which is also covered under the insurance policies maintained by EME Homer City pursuant to this subsection; and

          (vi) waive any right of the insurers to setoff or counterclaim or to make any other deductions, whether by way of attachment or otherwise, as against the Secured Parties, and provide that, in respect of the interest of the Secured Parties, the insurance afforded by the policies shall not be invalidated by any action or inaction of an insured and shall insure the Secured Parties' interest, as it appears, regardless of any breach or violation by the insured of any warranties, declarations or conditions contained in such policies.

          SECTION 8.1.6  Books and Records.  The Borrower shall, and shall cause
                         -----------------
each of the other Loan Parties to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives (at the Administrative Agent's or such Lender's expense), at reasonable times and intervals upon reasonable prior notice, to visit all of its offices and sites, to discuss its financial matters with its officers and independent public accountant. The Borrower shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Administrative Agent and the Lenders or any of their respective agents or representatives to examine and make copies of and abstracts from the records and books of account of the Loan Parties; provided that by virtue of this Section 8.1.6 the Borrower shall not be deemed
--------                        -------------
to have waived any right to confidential treatment of the informational obtained, subject to the provisions of applicable law or court order.

          SECTION 8.1.7  Year 2000 Matters.  The Borrower shall, and shall cause
                         -----------------
each of the other Loan Parties to, ensure that its computer based systems are able to effectively process data including dates on and after January 1, 2000.

          SECTION 8.1.8  Environmental Covenant.  The Borrower shall, and shall
                         ----------------------
cause each of the other Loan Parties to, and shall take all reasonable efforts to, ensure that all of its or such other Loan Parties' tenants, subtenants, contractors, subcontractors and invitees shall:

          (a) comply with all applicable Environmental Laws, obtain, comply with and maintain all necessary Governmental Approvals required under any applicable Environmental Law, except where noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

          (b) promptly upon the Administrative Agent's request if there has been an Event of Default which has not been fully and timely cured, permit an environmental consultant whom the Administrative Agent in its discretion designates to perform an environmental assessment (including, reviewing documents; interviewing knowledgeable employees and representatives of the Borrower; and sampling and analyzing soil, air, surface water, groundwater, and/or other media in or about property owned or leased by the Borrower, or on which operations of the Borrower otherwise take place). Such environmental assessment shall be in form, scope and substance reasonably satisfactory to the Administrative Agent. The Borrower shall cooperate fully in the conduct of such environmental assessment upon written demand by the Administrative Agent. The Administrative Agent shall perform, or cause its agents and representatives to perform, the environmental assessment in such a manner as to minimize to the extent practicable any disruption with the conduct of operations of the involved property. Pursuant to this

          Section 8.1.8(b), the Administrative Agent shall have the right, but
          ----------------
     shall not have any duty, to request and/or obtain such environmental assessment; and

          (c) provide copies of such information to evidence compliance with this Section 8.1.8 as the Administrative Agent may reasonably request from
          -------------
     time to time.

          SECTION 8.1.9  Further Assurances.  Upon the request of the
                         ------------------
Administrative Agent, the Borrower shall, and shall cause each of the other Loan Parties to, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

          SECTION 8.1.10  Additional Collateral.  With respect to any assets
                          ---------------------
acquired after the Effective Date by any Loan Party that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject, promptly (and in any event within 30 days after the acquisition thereof): (a) execute and deliver to the Collateral Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on such assets; and (b) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent.

          SECTION 8.1.11  Use of Proceeds.  (a)  The Borrower shall use the
                          ---------------
proceeds of the 364-Day Term Loans to finance a portion of the Acquisition.

          (b) The Borrower shall use the proceeds of the Construction Term Loans to finance costs associated with certain pollution control equipment to be installed in the Generating Station pursuant to the Environmental Capital Expenditure Program.

          (c) The Borrower shall use the proceeds of the Revolving Loans for general working capital purposes.

          SECTION 8.1.12  Recovery Events.  Not more than 30 days after the
                          ---------------
occurrence of any Recovery Event, the Borrower shall give notice thereof to the Administrative Agent and the Collateral Agent and follow the procedures indicated below as applicable:

          (a) if the settlement or payment related to such Recovery Event is under $50,000,000, the Borrower shall, or shall cause EME Homer City to, apply the Net Cash Proceeds of such Recovery Event to the payment of the cost of restoration or replacement of the asset or assets in respect of which such Recovery Event occurred within 12 months from the date of receipt of such proceeds, provided that the Administrative Agent and the
                               --------

     Collateral Agent receive from the Borrower, within 45 days of the Recovery Event, a notice (a "Reinvestment Notice") executed by an Authorized
                         -------------------
     Representative of the Borrower (i) setting forth in reasonable detail the nature of such restoration or replacement and the estimated cost and time to complete such restoration or replacement and (ii) stating that (A) no Default or Event of Default has occurred and is continuing, (B) such restoration or replacement is technologically and economically feasible,
     (C) the Net Cash Proceeds of such Recovery Event, together with other resources available to the Borrower or EME Homer City, are sufficient to pay the estimated cost of completing such restoration or replacement and
     (D) the Borrower has sufficient resources (through business interruption insurance or otherwise) to pay all Debt Service projected to become due and payable prior to the completion of such restoration or replacement; or

          (b) if the settlement or payment related to such Recovery Event is $50,000,000 or more, then no later than six months following such occurrence, the Borrower shall either:

               (i) make a prepayment of all Net Cash Proceeds of such Recovery Event pursuant to Section 3.1.2(b); or
                            ---------------

               (ii) deliver to the Administrative Agent and the Collateral
          Agent: (A) a Reinvestment Notice confirming the Borrower's decision to apply the Net Cash Proceeds of such Recovery Event to the payment of the cost of restoration or replacement of the asset or assets in respect of which such Recovery Event occurred; and (B) a report of an independent engineer, such engineer and such report to be satisfactory to the Administrative Agent, confirming the information set forth in clauses (i) and (ii)(B) of the Borrower's Reinvestment Notice relating thereto.

          SECTION 8.2  Negative Covenants.  The Borrower agrees with the
                       ------------------
Administrative Agent and each Lender that, until the Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will, and will cause each of the other Loan Parties to, perform the obligations set forth in this Section 8.2.
        -----------

          SECTION 8.2.1  Restrictions on Indebtedness.  The Borrower shall not,
                         ----------------------------
and shall not permit any other Loan Party to, create, incur, assume or suffer to exist any Indebtedness other than:

          (a) Capitalized Lease Liabilities entered into by EME Homer City in the ordinary course of business not to exceed at any time an aggregate principal amount equal to $10,000,000;

          (b) Indebtedness of the Borrower under Interest Rate Hedging Transactions entered into with respect to the Loans with any Lender;

          (c) Indebtedness of the Borrower incurred after repayment of the 364-Day Term Loans and the termination of the 364-Day Term Loan Commitments, provided that(i) the Borrower shall have delivered to the Lenders a pro
     --------                                                            ---
     forma calculation of the Debt Service Coverage Ratio for the preceding 12-
     -----
     month period (or, if such calculation is being delivered prior to the first anniversary of the Effective Date, for such shorter period of not less than six months) indicating that, had such Indebtedness been outstanding and had the maximum amount of Indebtedness available to be drawn under the Commitments been outstanding during such period, the Debt Service Coverage Ratio for such period would have been greater than 2.75 to 1.00 and (ii) the Borrower shall have received written confirmation that the incurrence of such Indebtedness would not result in a downgrade of the Borrower's senior secured Debt Rating below BBB- or Baa3 from S&P and Moody's, respectively;

          (d) Indebtedness consisting of reimbursement obligations of any Loan Party with respect of (i) letters of credit, surety bonds and performance bonds used by such Loan Party in the ordinary course of business in an aggregate amount not to exceed $15,000,000 at any time, or (ii) letters of credit used by the Borrower to meet the Debt Service Reserve Requirement or analogous requirements in connection with the incurrence of any Indebtedness described in clause (e) below; provided that the aggregate
                               ---------         --------
     amount of outstanding reimbursement obligations of all Loan Parties under this clause (d) shall not be in excess of $65,000,000 at any time;
          ----------

          (e) Indebtedness of the Borrower incurred to refinance the 364-Day Term Loans or any other existing Indebtedness of the Borrower, provided
                                                                    --------
     that either: (i) (A) the average life of such Indebtedness shall not be less than, in the case of Indebtedness incurred to refinance the 364-Day Term Loans, 5 years, or, in the case of Indebtedness incurred to refinance other Indebtedness of the Borrower, the average life of the Indebtedness so refinanced and (B) the principal amount of such Indebtedness shall not exceed the amount of the Indebtedness so refinanced, plus an amount for fees and expenses of issuance, provided, further, in the case of
                                    --------  -------
     Indebtedness incurred to refinance the 364-Day Term Loans, the principal amount of such Indebtedness may exceed the aggregate principal amount of the 364-Day Term Loan by an amount up to $75,000,000, inclusive of an amount for fees and expenses of issuance, so long as (i) (A) the amount available to be drawn under the EME Credit Support Guarantee is increased by an amount equal to the amount by which the Borrower's projected Cashflow Available for Debt Service for the period from the anticipated date of incurrence of such Indebtedness through December 31, 2001, would need to be increased in order for the projected Debt Service Coverage Ratio for such period to equal 2.00 to 1.00 and (B) the Borrower shall have received written confirmation that such Indebtedness is rated at BBB- or Baa3 or better from S&P and Moody's, respectively; or (ii) (A) the Borrower shall have delivered to the Lenders a pro forma calculation of the Debt Service
                                     --- -----
     Coverage Ratio for the preceding 12-month period (or, if such calculation is being delivered prior to the first anniversary of the Effective Date, for such shorter period of not less than six months) indicating that, had such Indebtedness been outstanding and had the maximum amount of Indebtedness available to be drawn under the Commitments been outstanding during such period, the Debt Service Coverage Ratio for such period would have been greater than2.75 to 1.00 and (B) the Borrower shall have received written confirmation that such Indebtedness is rated BBB- or Baa3 or better from S&P and Moody's, respectively;

          (f) Indebtedness in the form of subordinated, unsecured intercompany loans between the Loan Parties that is subject to the Intercompany Loan Subordination Agreement;

          (g) Indebtedness in the form of guarantees made by the Borrower in the ordinary course of business related to the Generating Station in connection with (i) fuel procurement or sales, (ii) purchases, sales or exchanges made by Affiliates of the Borrower related to physical capacity and energy from the Generating Station and financial instruments related thereto and (iii) purchases, sales or exchanges of energy or emissions credits, so long as, in the case of each of clauses (i), (ii) and (iii) above, such activities
                            ----------------        ---
     are not entered into for speculative purposes; and

          (h) other unsecured Indebtedness of the Loan Parties not to exceed $20,000,000 in the aggregate outstanding at any time.

          SECTION 8.2.2  Liens.  The Borrower shall not, and shall not permit
                         -----
any other Loan Party to, create, incur, assume or suffer to exist any Lien upon any of such Loan Party's respective property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits;

          (d) Liens granted as security for the performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Loan Party;

          (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (g) extensions or renewals of any Lien otherwise permitted to be incurred under this Section 8.2.2 securing Indebtedness in an amount not
                         -------------
     exceeding the principal amount of, and accrued interest on, the Indebtedness secured by such Lien as so extended or renewed at the time of such extension or renewal; provided that such Lien shall apply only to the
                                --------
     same property theretofore previously securing such Indebtedness;

          (h) Liens, title defects and adverse claims that neither individually nor in the aggregate materially diminish the use or value of the Loan Party's property affected thereby;

          (i) Liens created pursuant to the Loan Documents; and

          (j) Liens securing Indebtedness permitted by Section 8.2.1(b), (c) or
                                                       ---------------------
     (e).
     ---

          SECTION 8.2.3  Consolidation, Merger.  The Borrower shall not, and
                         ---------------------
shall not permit any other Loan Party to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), except, provided that no Default or Event of Default is then
                  --------
continuing or would occur after giving effect thereto (including, without limitation, a Change in Control), the Borrower may consolidate with or merge into any other Person if the Borrower is the surviving corporation.

          SECTION 8.2.4  Asset Dispositions.  The Borrower shall not, and shall
                         ------------------
not permit any other Loan Party to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of or other ownership interests in Subsidiaries) to any Person, unless:

          (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business, including sales of worn-out or obsolete equipment; or

          (b) the net book value of all such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by any Loan Party pursuant to this Section
                                                                    -------
     8.2.4(b) during the most recent consecutive four quarter period since the
     --------
     Effective Date, does not exceed $10,000,000 in the aggregate;

provided, however, that notwithstanding anything to the contrary contained
--------  -------
herein, any Loan Party may sell or otherwise dispose of (i) assets as and to the extent necessary to comply with Requirements of Law and (ii) Cash Equivalent Investments and provided, further, that any sale or disposition of assets
                --------  -------
pursuant to clause (ii) of this proviso shall not be included in the calculation
            -----------
of the aggregate net book value of assets sold pursuant to this Section 8.2.4.
                                                                --------------

          SECTION 8.2.5  Subsidiaries, Investments.  The Borrower shall not
                         -------------------------
create or acquire any Subsidiaries other than those identified on Schedule 7.18.
                                                                  --------------
The Borrower shall not, and shall not permit any other Loan Party to, create or acquire or, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments in EME Homer City for purposes of enabling it to implement the Environmental Capital Expenditure Program;

          (b) Investments in EME Homer City on any Quarterly Payment Date for purposes of enabling it to make other capital expenditures for improvements to the Generating Station, provided that (i) no Default or Event of Default
                                --------
     shall be in existence or shall occur after giving effect to the making of such Investment, (ii) the actual Debt Service Coverage Ratio for the 12-month period (or, in the case of Investments proposed to be made prior to April 1, 2000, such shorter period commencing April 1, 1999, and) ended on the last day of the immediately preceding Fiscal Quarter, (iii) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first day of the then current Fiscal Quarter, (iv) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first anniversary of the first day of the then current Fiscal Quarter, in each case shall be no less than 1.50 to 1.00 through December 31, 2001, and 1.70 to 1.00 thereafter, (v) the Debt Service Reserve Requirement is satisfied and (vi) any debt service reserve requirement then applicable to Senior Debt other than the Loans is satisfied; and

          (c) Cash Equivalent Investments, provided that any Investment which
                                           --------
     when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that
      --------------------------
     such Investment if made thereafter would not comply with such requirements.

          SECTION 8.2.6  Transactions with Affiliates.  The Borrower shall not,
                         ----------------------------
and shall not permit any other Loan Party to, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of their respective Affiliates unless such arrangement or contract is (i) fair and reasonable to the Borrower or such other Loan Party and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such other Loan Party with a Person which is not one of its Affiliates and (ii) transactions otherwise permitted under Section 8.2. The Borrower shall not
                                       -----------
permit EME Homer City to amend, supplement or otherwise modify the Energy Sales Agreement without the written consent of the Required Lenders, which consent shall not be unreasonably withheld.

          SECTION 8.2.7  Restricted Payments.  The Borrower shall not, and shall
                         -------------------
not permit any other Loan Party to, declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of or other ownership interest in any Loan Party or any warrants or options to purchase any such stock or ownership interest, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Loan Party (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"); provided,
                                       -------------------    --------
however, that:  (a) any Subsidiary of the Borrower may make Restricted Payments
-------
to the Borrower or any wholly owned Subsidiary of the Borrower; and (b) the Borrower may make Restricted Payments in respect of its capital stock on any Restricted Payment Date if: (i) the Borrower has paid all amounts then due and payable in respect of the Senior Debt; (ii) no Default or Event of Default shall have occurred and be continuing or will occur after giving effect to the making of such payment; (iii) (A) the actual Debt Service Coverage Ratio for the 12-month period (or, in the case of Restricted Payments proposed to be made prior to April 1, 2000, such shorter period commencing April 1, 1999, and) ended on the last day of the immediately preceding Fiscal Quarter, (B) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first day of the then current Fiscal Quarter and (C) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first anniversary of the first day of the then current Fiscal Quarter, in each case shall be no less than 1.50 to 1.00 through December 31, 2001, and 1.70 to 1.00 thereafter; (iv) the Debt Service Reserve Requirement is satisfied; and (v) any debt service reserve requirement then applicable to Senior Debt other than the Loans is satisfied.

          SECTION 8.2.8  ERISA.  The Borrower shall not, and shall not permit
                         -----
any other Loan Party to, engage in any prohibited transactions under Section 406 of ERISA or under Section 4975 of the Code, which would subject the Borrower or such other Loan Party to any tax, penalty or other liabilities that, in each case, would have a Material Adverse Effect.

          SECTION 8.2.9  Restrictive Agreements.  The Borrower shall not, and
                         ----------------------
shall not permit any other Loan Party to, enter into any agreement (excluding any Loan Document and any agreement governing any Indebtedness permitted by clause (b) of Section 8.2.1 as to the assets financed with the proceeds of such
----------    -------------
Indebtedness) prohibiting:

          (a) the ability of the Borrower to amend or otherwise modify any Loan Document; or

          (b) the ability of any Loan Party other than the Borrower to make any payments, directly or indirectly, to the Borrower by way of dividend, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Loan Party to make any payment, directly or indirectly, to the Borrower where such prohibition or restriction has a Material Adverse Effect.

          SECTION 8.2.10  Limitation on Lines of Business.  The Borrower shall
                          -------------------------------
not, and shall not allow any other Loan Party to, change its legal form or Organic Documents, change its Fiscal Year or engage in any business other than the ownership, maintenance and operation of Generating Station, the sale of wholesale electric power therefrom and related products and services and such other business as may be reasonably incidental thereto.

          SECTION 8.2.11  Regulation of Parties.  The Borrower shall not, and
                          ---------------------
shall not permit any other Loan Party to, take any action which could reasonably be expected to result in (a) any Loan Party (i) being subject to regulation as a "public utility", "public utility company", "public utility holding company", "electric corporation" or a subsidiary or affiliate of any of the foregoing under the laws of the State of Pennsylvania or the State New York or (ii) being a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" under PUHCA (except to the extent that each Loan Party is a "subsidiary company" of Edison International, which is a "holding company" that is exempt from all regulation under PUHCA (except for Section 9(a)(2) thereof) pursuant to
Section 3(a) thereof), (b) the failure of EME Homer City to (i) be an "exempt wholesale generator" under PUHCA, (ii) be a member of, or otherwise have the right and authority to sell electric power and related products and services into, the NY Pool and PJM or (iii) have the authority to sell wholesale electric power at market- based rates (not subject to any price cap or other market power mitigation measure).

          SECTION 8.2.12  Limitation on Electricity Market Risk Exposure.  The
                          ----------------------------------------------
Borrower shall not, and shall not permit any other Loan Party to, engage in transactions for any speculative purpose, including speculative transactions relating to (i) fuel procurement or sales, (ii) purchases, sales or exchanges related to capacity and energy from the Generating Station or financial instruments related thereto or (iii) purchases, sales or exchanges of energy or emissions credits.

                                   ARTICLE IX
                               EVENTS OF DEFAULT

          SECTION 9.1  Listing of Events of Default.  Each of the following
                       ----------------------------
events or occurrences described in this Section 9.1 shall constitute an "Event
                                        -----------                      -----
of Default".
----------

          SECTION 9.1.1  Non-Payment of Obligations.  The Borrower shall default
                         --------------------------
in (i) the payment or mandatory prepayment when due of any principal of any Loan or (ii) the payment of interest on any Loan or any facility fee or of any other Obligation, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof.

          SECTION 9.1.2  Breach of Warranty.  (a) Any representation or warranty
                         ------------------
of any Loan Party made or deemed to be restated or remade in any Loan Document or any other writing or certificate furnished by or on behalf of such Loan Party to the Administrative Agent or any Lender for the purposes of or in connection with any such Loan Document (including any certificates delivered pursuant to
Article VI) is or shall be incorrect when made or deemed made in any material
----------
respect or (b) any representation or warranty of Edison Mission Energy made in the EME Credit Support Guarantee is or shall be incorrect when made in any material respect.

          SECTION 9.1.3  Non-Performance of Certain Covenants and Obligations.
                         ----------------------------------------------------
The Borrower shall default in the due performance and observance of any of its obligations under Section 8.1.1(f) or 8.2.
                  ----------------    ---

          SECTION 9.1.4  Non-Performance of Other Covenants and Obligations.
                         --------------------------------------------------
Any Loan Party shall default in the due performance and observance of any other covenant or agreement contained in any Loan Document, and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to such Loan Party by the Administrative Agent.

          SECTION 9.1.5  Default on Other Indebtedness.  A default shall occur
                         -----------------------------
in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness
                                                ----------
described in Section 9.1.1) of any Loan Party having a principal amount,
             -------------
individually or in the aggregate, at least $15,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

          SECTION 9.1.6  Bankruptcy, Insolvency.  Any Loan Party shall:
                         ----------------------

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestration or other custodian for any Loan Party or a substantial portion of a Loan Party's property, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestration or other custodian for a

     Loan Party or for a substantial part of its property, and such trustee, receiver, sequestration or other custodian shall not be discharged within 60 days, provided that nothing in the Loan Documents shall prohibit or
              --------
     restrict any right the Administrative Agent, the Collateral Agent or any Lender may have under applicable law to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents (and the Loan Party shall not object to any such appearance);

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of a Loan Party, and, if any such case or proceeding is not commenced by the Loan Party such case or proceeding shall be consented to or acquiesced in by the Loan Party or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that nothing in the Loan Documents shall prohibit or restrict any
     --------
     right the Administrative Agent, Collateral Agent or any Lender may have under applicable law to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents (and the Borrower shall not object to any such appearance); or

          (e)take any corporate action authorizing, or in furtherance of, any of the foregoing.

          SECTION 9.1.7  Pension Plans.  Any of the following events shall occur
                         -------------
with respect to any Pension Plan:

          (a)the institution of any steps by the Borrower, any member of the Controlled Group or any other Person to terminate a Pension Plan or the occurrence of any other event or condition with respect to any Pension Plan, Welfare Plan or Multiemployer Plan if, as a result of such termination or such other event or condition, together with all other such terminations, events or conditions, if any, any Loan Party or any Controlled Group member could reasonably expect to incur, individually or in the aggregate, a liability or obligation in excess of $15,000,000; or

          (b)a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or Section 412 of the Code.

          SECTION 9.1.8  Judgments.  Any judgment or order for the payment of
                         ---------
money in excess of $15,000,000 (taking into account any Insurance proceeds payable under a policy where the insurer has accepted coverage without reservation) shall be rendered against any Loan Party and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

          SECTION 9.1.9  Control of the Borrower; Ownership of EME Homer City.
                         ----------------------------------------------------
Any Change in Control shall occur or the Borrower shall cease to own, directly or indirectly, 100% of the general and limited partnership interests of EME Homer City.

          SECTION 9.1.10  Edison Mission Energy.  Until the termination of the
                          ---------------------
EME Credit Support Guarantee or while any guarantee by Edison Mission Energy is in effect pursuant to Section 5.2:
                      -----------

          (a)  Edison Mission Energy shall:

               (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

               (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Edison Mission Energy or a substantial portion of its property, or make a general assignment for the benefit of creditors;

               (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestration or other custodian for Edison Mission Energy or for a substantial part of its property, and such trustee, receiver, sequestration or other custodian shall not be discharged within 60 days, provided that nothing in the Loan Documents shall prohibit or
                --------
          restrict any right the Administrative Agent or any Lender may have under applicable law to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents (and Edison Mission Energy shall not object to any such appearance);

               (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Edison Mission Energy, and, if any such case or proceeding is not commenced by Edison Mission Energy, such case or proceeding shall be consented to or acquiesced in by it or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that nothing
                                                          --------
          in the Loan Documents shall prohibit or restrict any right the Administrative Agent or any Lender may have under applicable law to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents (and Edison Mission Energy shall not object to any such appearance); or

               (v) take any corporate action authorizing, or in furtherance of, any of the foregoing; or

          (b) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of Edison Mission Energy having a principal amount, individually or in the aggregate, in excess of $20,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

          SECTION 9.2  Action if Bankruptcy.  If any Event of Default described
                       --------------------
in clauses (a) through (e) of Section 9.1.6 shall occur with respect to the
   ----------          ---    -------------
Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

          SECTION 9.3  Action if Other Event of Default.  If any Event of
                       --------------------------------
Default (other than any Event of Default described in clauses (a) through (e) of
                                                      -----------         ---
Section 9.1.6) shall occur for any reason, whether voluntary or involuntary, and
--------------
be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by written notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate. The rights provided for in the Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

          SECTION 9.4  Rescission of Declaration.  Any declaration made pursuant
                       -------------------------
to Section 9.3 may, should the Required Lenders in their sole and absolute
   -----------
discretion so elect, be rescinded by written notice to the Borrower at any time after the principal of the Loans and the Notes shall have become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, shall have been entered; provided that the Borrower shall
                                              --------
have paid all arrears of interest upon the Loans and all other amounts then owed to the Administrative Agent and the Lenders including all costs, expenses and liabilities incurred by the Administrative Agent and the Lenders in respect of such declaration and all consequences thereof (except that principal of the Loans which by such declaration shall have become payable) and every other Event of Default shall have been made good, waived or cured; provided that no such
                                                       --------
rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

                                   ARTICLE X
                                   THE AGENT

          SECTION 10.1  Actions.  (a)  Each Lender hereby appoints CUSA as its
                        -------
Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent to designate and appoint United States Trust Company of New York as Collateral Agent for the Lenders and the other Secured Parties under the Security Documents and to designate and appoint any successor thereto. Notwithstanding any provision to the contrary contained elsewhere in any Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) Each Lender hereby agrees to indemnify (which indemnity shall survive any termination of this Agreement) the Agent-Related Persons and the Collateral Agent pro rata according to such Lender's Commitment's percentage of
                 --------
the Total Commitment Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent-Related Persons or the Collateral Agent in any way relating to or arising out of any Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed by the Borrower; provided, however, that no Lender
                                           --------  -------
shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent-Related Person's or Collateral Agent's, as the case may be, gross negligence or willful misconduct. Neither any Agent-Related Person nor the Collateral Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent or the Collateral Agent shall be or become, in its determination, inadequate, the Agent-Related

Person or the Collateral Agent, as the case may be, may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

          SECTION 10.2  Funding Reliance.  Unless the Administrative Agent shall
                        ----------------
have been notified by telephone, confirmed in writing, by any Lender, (i) with respect to LIBO Rate Loans, by 12:00 Noon, New York City time, on the Business Day prior to a Borrowing or (ii) with respect to Base Rate Loans, by 2:00 p.m., New York City time, on the same day of a Borrowing, or that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, may, but shall not be required to, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing; provided, that if such Lender makes available the
                           --------
amount which is its Percentage of such Borrowing on or before the next Business Day following the day when due, the interest rate payable on such amount shall be the Federal Funds Rate.

          SECTION 10.3  Exculpation.  No Agent-Related Person shall be liable to
                        -----------
any Lender for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations under any Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. Each Agent-Related Person shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

          SECTION 10.4  Successor.  The Administrative Agent may resign as such
                        ---------
at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, within ten days after such notice and with the consent of the Borrower (not to be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, after notice to and consultation with the Borrower, appoint a successor Administrative Agent, which shall be one of the Lenders or an Eligible Assignee, and shall have a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After the effective date of any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (a) this Article X shall inure to
                                                     ---------
its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and (b) Section 11.3 and Section
                                                       ------------     --------
11.4 shall continue to inure to its benefit.
----

          SECTION 10.5  Loans by CUSA.  CUSA shall have the same rights and
                        -------------
powers with respect to the Loans made by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. CUSA and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if CUSA were not the Administrative Agent hereunder.

          SECTION 10.6  Reliance by Administrative Agent. (a)  The
                        --------------------------------
Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 6.1, each Lender that has executed this Agreement shall be
             -----------
deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

          SECTION 10.7  Notice of Default.  The Administrative Agent shall not
                        -----------------
be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the

Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article IX; provided, however, that
                                           ----------  --------  -------
unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          SECTION 10.8  Credit Decisions.  Each Lender acknowledges that it has,
                        ----------------
independently of the Agent-Related Person and each other Lender, and based on such Lender's review of the financial information of the Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments.
Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under any Loan Document.

          SECTION 10.9  Copies.  The Administrative Agent shall give prompt
                        ------
notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

          SECTION 10.10  Interest of Lenders in Collateral.  Each Lender hereby
                         ---------------------------------
acknowledges and consents that such Lender's right or interest in the Collateral (or any portion thereof) shall be subject to the terms of the Collateral Agency and Intercreditor Agreement and the other Security Documents, including the requisite level of consent by holders of Senior Debt to enforce upon the Collateral.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

          SECTION 11.1  Waivers, Amendments.  (a)  The provisions of each
                        -------------------
Security Document may from time to time be amended, modified or waived as necessary or advisable in connection with any incurrence of Senior Debt if such amendment, modification or waiver is in writing and consented to by each Loan Party party thereto and the Administrative Agent; provided, however, that no such amendment, modification or waiver shall release all or any material portion of the Collateral from the Liens of the Security Documents or release any Loan Party from its obligations under the Guarantee and Collateral Agreement or release Edison Mission Energy from its obligations under the EME Credit Support Guarantee or amend, modify or waive any provision of the Security Deposit Agreement or the Collateral Agency and Intercreditor Agreement relating to the order of priority or amounts of transfers of cash and other property to be made thereunder or, except as contemplated by Section 8.6 of the Collateral Agency and Intercreditor Agreement, amend or modify the definition of "Required Secured Parties" thereunder or the percentages required for any action to be taken thereunder, in each case without the written consent of all of the Lenders. The provisions of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Loan Party party thereto and the Required Lenders; provided, however, that no such amendment, modification or waiver
         --------  -------
shall: (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Loan Commitment or Term Loan Commitment, in each case without the consent of each Lender directly affected thereby; (B) amend, modify or waive any provision of this
Section 11.1 or amend or modify the definition of Required Lenders or consent to
------------
the assignment or transfer by any Loan Party of any of its rights and obligations under the Loan Documents without the written consent of the Lenders;
(C)  amend, modify or waive any provision of Section 4.9, or any provision in
                                             -----------
such Loan Documents which provides for amounts paid in respect of the Obligations to be shared among the Lenders ratably, without the consent of all of the Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans and Commitments. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          (b) No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent or any Lender under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          SECTION 11.2  Notices.  All notices and other communications provided
                        -------
to any party hereto under any Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule 1.1(b) or set
                              ---------------
forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a written notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid shall be effective five Business Days after being sent or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (if confirmed).

          SECTION 11.3  Payment of Costs and Expenses.  (a)  The Borrower agrees
                        -----------------------------
to pay promptly on demand all reasonable out-of-pocket costs and expenses of the Lead Arrangers and the Administrative Agent (including the reasonable fees and out-of-pocket costs and expense of counsel to the Administrative Agent) in connection with:

               (i) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required; and

               (ii) the preparation and review of the form of any document or instrument relevant to any Loan Document; provided, however, that the
                                                    --------  -------
          Borrower shall have no obligation to pay for the cost of the documentation of assignments or participations as provided in Section
                                                                        -------
          11.11 (unless such assignment is made pursuant to Section 4.11);
          -----                                             ------------

in each case, upon presentation of a statement of account, whether or not the transactions contemplated hereby are consummated.

          (b) The Borrower further agrees to pay upon demand, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution, delivery or enforcement of any Loan Documents or with the Borrowings hereunder. The Borrower also agrees to reimburse the Administrative Agent and each Lender, as applicable, promptly upon demand for (x) all reasonable out-of-pocket costs and expenses (including fees and out-of-pocket costs and expenses of counsel) incurred by the Administrative Agent and each Lender in connection with the negotiation of any restructuring or work-out, whether or not consummated, of any Obligations and (y) all out-of-pocket costs and expenses (including fees and out-of-pocket costs and expenses of counsel) incurred by the Administrative Agent and each Lender in connection with the enforcement of any Obligations after an Event of Default; provided that, in either case, the Borrower shall not
                           --------
be obligated to reimburse such costs and expenses that are found in a final judgment by a court of competent jurisdiction to have been incurred in an attempt to enforce such rights and remedies that were pursued by such Administrative Agent or Lender in bad faith and without any reasonable basis in fact or law.

          SECTION 11.4  Indemnification.  (a) In consideration of the execution
                        ---------------
and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Lead Arrangers and each Lender and each of their respective affiliates, officers, directors and employees (collectively, the "Indemnified Parties") free and
                                             -------------------
harmless from and against any and all losses, costs, actions, causes of action, suits, liabilities, damages and out-of-pocket costs and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including any amounts paid to any Agent-Related Person pursuant to Section 10.1(b) and
                                                         ---------------
reasonable attorneys' fees and disbursements but excluding claims for lost profits (collectively, the "Indemnified Liabilities"), joint or several, that
                            -----------------------
may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to:

               (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

               (ii) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article VI not to
                                                            ----------
          fund any Borrowing);

               (iii)any investigation, litigation, proceeding, or obligation related to any Environmental Law or other matter in any case arising out of the relationship of the parties under this Agreement; or

               (iv)the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned, leased or operated by any Loan Party thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), or at any other locations regardless of whether caused by, or within the control of, such Loan Party, where such claim or liability arises out of the relationship of the parties under this Agreement;

whether or not such investigation, litigation or proceeding is brought by the Borrower or its Affiliates, any of their respective shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except for (A) any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's (i) gross negligence or willful misconduct or (ii) breach of such Indemnified Party's obligations under this Agreement; (B) any such Indemnified Liabilities that result solely from action or the failure to act by any Indemnified Party more than 90 days after Lenders acquire title to the Generating Station through foreclosure or otherwise which action or failure to act violates applicable Environmental Law; and (C) the increase in any Indemnified Liabilities if, and only to the extent that, such increase results from action or the failure to act by any Indemnified Party more than 90 days after Lenders acquire title to the Generating Station through foreclosure or otherwise, which action or failure to act violates applicable Environmental Law and thereby causes an increase in any Indemnified Liabilities. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (b) To the extent permitted by applicable law, no Indemnified Party shall have any liability to the Borrower or its Affiliates or any of their respective shareholders or creditors under any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

          SECTION 11.5  Survival.  The obligations of the Borrower under
                        --------
Sections 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4, and the obligations of the
------------  ---  ---  ---  ---  ----     ----
Lenders under Section 10.1, shall in each case survive any termination of this
              ------------
Agreement, the payment in full of all Obligations and the termination of all Term Loan Commitments and Revolving Loan Commitments. The representations and warranties made by the Borrower in each Loan Document shall survive the execution and delivery of such Loan Document.

          SECTION 11.6  Severability.  Any provision of any Loan Document which
                        ------------
is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 11.7  Headings.  The various headings of each Loan Document
                        --------
are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

          SECTION 11.8  Execution in Counterparts.  This Agreement may be
                        -------------------------
executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

          SECTION 11.9  Governing Law; Entire Agreement.  This Agreement, the
                        -------------------------------
Notes and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the state of New York. The Loan Documents, together with the fee letter referred to in Section 3.3.2 and the commitment letter of even date therewith, represent the
   -------------
agreement of the Borrower, the Administrative Agent and the Lenders and supersede any and all prior agreements and understandings, oral or written, relative or with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          SECTION 11.10  Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:
                                   --------  -------

          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.
                 -------------

          SECTION 11.11  Sale and Transfer of Loans and Notes; Participations in
                         -------------------------------------------------------
Loans and Notes.  Each Lender may assign, or sell participations in, its Loans
---------------
and Term Loan Commitments or Revolving Loan Commitments to one or more other Persons in accordance with this Section 11.11.
                                -------------

          SECTION 11.11.1  Assignments.  (a)  Any Lender (an "Assignor") may, in
                           -----------                        --------
accordance with applicable law, at any time and from time to time assign to any Eligible Assignee, with the consent of the Administrative Agent and, except at any time a Default or Event of Default shall have occurred and be continuing, the Borrower (which, in each case, shall not be unreasonably withheld or delayed), all or any part of its rights and obligations under this Agreement pursuant to a Lender Assignment Agreement, executed by such Eligible Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Eligible
                           --------
Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $10,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent and; provided,
                                                                   --------
further, that after giving effect to any such assignment the assigning Lender
-------
shall have Commitments remaining of at least $10,000,000 in the aggregate amount (other than in the case of an assignment of all of a Lender's interests under this Agreement). Any such assignment need not be ratable as among the 364-Day Term Loans, the Construction Term Loans and the Revolving Loans. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Assignment Agreement, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Lender Assignment Agreement, have the rights and obligations of a Lender hereunder with a Term Loan Commitment or Revolving Loan Commitment, as the case may be, and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto).
Notwithstanding any provision of this Section 11.11.1 the consent of the
                                      ---------------
Borrower shall not be required for any assignment that occurs when a Default or an Event of Default pursuant to Section 9.1.6 shall have occurred and be
                                -------------
continuing with respect to the Borrower.

          (b) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to on Schedule 1.1(b) a copy of each Lender
                                       ---------------
Assignment Agreement delivered to it and a register (the "Register") for the
                                                          --------
recordation of the names and addresses of the Lenders and the 364-Day Term Loan Commitment, Construction Term Loan Commitment or Revolving Loan Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Lender Assignment Agreement, and thereupon one or more new Notes shall be issued to the designated Eligible Assignee.

          (c) Upon its receipt of a Lender Assignment Agreement executed by an Assignor, an Eligible Assignee and any other Person whose consent is required by
Section 11.11.1(a), together with payment to the Administrative Agent of a
------------------
registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Lender Assignment Agreement and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (d) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.11.1 concerning assignments of Loans
                            ---------------
relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) of this Section 11.11.1.
                                      -------------         ---------------

          SECTION 11.11.2  Participations.  Any Lender may at any time sell to
                           --------------
one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in
                                     -----------
any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that:
--------  -------

          (a) no participation contemplated in this Section 11.11.2 shall
                                                    ---------------
     relieve such Lender from its Commitments or its other obligations under any Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

          (c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each of the Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except as provided in clause (f) of this Section 11.11.2;
                                     ----------         ----------------

          (e) the Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4, that is greater than the
     ------------  ---  ---  ---  ---  ----     ----
     amount which it would have been required to pay had no participating interest been sold;

          (f) in no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, extend the due date of such principal, interest or fee payments, or increase the amount or extend the Commitment Termination Date of such Loans, in each case to the extent subject to such participation;

          (g) the Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such
                                             --------
     participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 4.10 as
                                                                ------------
     fully as if it were a Lender hereunder; and

          (h) the Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6 and 4.7 with respect to its
                        ------------  ---  ---  ---     ---
     participation in the Term Loan Commitments or the Revolving Loan Commitments, and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 4.7, such Participant shall
             --------                      -----------
     have complied with the requirements of said Section and provided, further,
                                                             --------  -------
     that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          SECTION 11.12  Other Transactions.  Nothing contained herein shall
                         ------------------
preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by any Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

          SECTION 11.13  Submission To Jurisdiction; Waivers.  Each of the
                         -----------------------------------
Borrower, the Administrative Agent and the Lenders hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to the Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 1.1(b) or at such other address
                                        ---------------
     of which the Administrative Agent shall have been notified pursuant to
     Section 11.2;
     ------------

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          SECTION 11.14  WAIVERS OF JURY TRIAL.  THE BORROWER, THE
                         ---------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          SECTION 11.15  Non-Recourse Persons. The Lenders acknowledge that no
                         --------------------
Non- Recourse Person shall have any responsibility or liability for the Obligations.

          SECTION 11.16  Acknowledgments.  The Borrower hereby acknowledges
                         ---------------
that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with the Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created by any of the Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          SECTION 11.17  Releases of Guarantees and Liens.  (a)  Notwithstanding
                         --------------------------------
anything to the contrary contained in any Loan Document, the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take
                                                         ------------
any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1 or (ii) under the
                                     ------------
circumstances described in paragraph (b) below.
                           ------------

          (b) At such time as the Loans and the other obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated, the Administrative Agent shall instruct the Collateral Agent (i) to return to the Borrower any Collateral then held in fulfillment of the Debt Service Reserve Requirement, (ii) to release the Lien on the capital stock of the Borrower granted pursuant to Section 3(b) of the Guarantee and Collateral Agreement and to return to the Borrower all stock certificates pledged in connection therewith and (iii) to release Edison Mission Energy from its obligations under the Guarantee and Collateral Agreement.

          SECTION 11.18  Confidentiality.  Each of the Administrative Agent and
                         ---------------
each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein
                                                 --------
shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any transferee or prospective transferee that agrees to comply with the provisions of this Section 11.18, (c) to its employees,
                                   -------------
directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy under any Loan Document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

                                    EDISON MISSION HOLDINGS CO.

                                    By:
                                        --------------------------------------
                                         Name:  Kevin M. Smith
                                         Title: Vice President and Treasurer

                                    CITICORP USA, INC.,
                                    as Administrative Agent and Initial Lender

                                    By:
                                        --------------------------------------
                                         Title: Managing Director

                                    CREDIT SUISSE FIRST BOSTON,
                                    as Initial Lender

                                    By:
                                        --------------------------------------
                                         Title:

                                    By:
                                        --------------------------------------
                                         Title:

                                    LEHMAN COMMERCIAL PAPER INC.,
                                    as Initial Lender

                                    By:
                                        --------------------------------------
                                         Title:

                                    SOCIETE  GENERALE,
                                    as Initial Lender

                                    By:_____________________
                                         Title:

                                                                         ANNEX I
                                  Pricing Grid
                               364-Day Term Loans

BASIS FOR                          LEVEL 1    LEVEL 2     LEVEL 3     LEVEL 4      LEVEL 5
PRICING
Applicable Margin                 87.50 bps  100.00 bps  112.50 bps  200.00 bps  250.00  bps
(LIBO Rate
Loans)
Applicable Margin                 0.00  bps  0.00   bps  0.00  bps   0.00  bps    0.00  bps
(Base Rate
Loans)

bps = basis points per annum

                                  Pricing Grid
                            Construction Term Loans

BASIS FOR                          LEVEL 1    LEVEL 2    LEVEL 3     LEVEL 4      LEVEL 5
PRICING
Applicable Margin                 85.00 bps  92.50 bps  100.00 bps  175.00 bps  225.00  bps
(LIBO Rate
Loans)
Applicable Margin                 0.00  bps  0.00  bps  0.00  bps   0.00  bps    0.00  bps
(Base Rate
Loans)
Facility Fee (1)                  15.00 bps  20.00 bps  25.00 bps   50.00 bps   50.00  bps


(1) Paid quarterly in arrears on each bank's commitment irrespective of usage. bps = basis points per annum

                                  Pricing Grid
                                Revolving Loans

BASIS FOR                          LEVEL 1    LEVEL 2    LEVEL 3     LEVEL 4      LEVEL 5
PRICING
Applicable Margin                 85.00 bps  92.50 bps  100.00 bps  175.00 bps  225.00  bps
(LIBO Rate
Loans)
Applicable Margin                 0.00  bps  0.00  bps  0.00  bps   0.00  bps    0.00  bps
(Base Rate
Loans)
Facility Fee  (1)                 15.00 bps  20.00 bps  25.00 bps   50.00 bps   50.00  bps

(1) Paid quarterly in arrears on each bank's commitment irrespective of usage. bps = basis points per annum

The following applies to each of the three Pricing Grids above.

The Applicable Margin shall be determined at Level 1 so long as the Borrower's
                                             -------
Debt Rating is Baa1 or better by Moody's and BBB+  or better by S&P.
The Applicable Margin shall be determined at Level 2 so long as the Borrower's
                                             -------
Debt Rating is Baa2 by Moody's and BBB by S&P.
The Applicable Margin shall be determined at Level 3 so long as the Borrower's
                                             -------
Debt Rating is Baa3 by Moody's and BBB- by S&P.
The Applicable Margin shall be determined at Level 4 so long as the Borrower's
                                             -------
Debt Rating is Ba1 by Moody's and BB+ by S&P.
The Applicable Margin shall be determined at Level 5 so long as the Borrower's
                                             -------
Debt Rating is lower than Ba1 by Moody's and BB+ by S&P, or if the Borrower has not received a final Debt Rating before June 1, 1999.

In the event that the Debt Rating established by Moody's is at a different Level than the Debt Rating established by S&P, the lower Debt Rating shall apply and the Level associated with such lower rating shall be the Applicable Margin, except that, in the event that the difference is greater than one rating Level, the average of the two Debt Ratings by Moody's and by S&P shall apply to determine the Applicable Margin.

Changes in the Level for determining the Applicable Margin resulting from a change in rating(s) shall become effective on the day such change in the ratings is announced by the relevant rating agency. In the event that the Borrower does not maintain a Debt Rating with both Moody's and S&P, the Borrower may, with the reasonable consent of Required Lenders, select Duff & Phelps, Fitch Investor Services Inc. or another nationally recognized rating agency to replace Moody's or S&P, and such replacement agency and the Debt Rating established by such agency shall be used thereafter in the calculation of Applicable Margin in the same fashion as the agency which no longer maintains such Debt Rating. From the date which the Debt Rating of Moody's or S&P ceases to be current until the date which is 120 days thereafter, the Applicable Margin shall be determined by reference to the Debt Ratings of Moody's and S&P most recently in effect. In the event that such replacement agency has not established a Debt Rating within 120 days after the Debt Rating of Moody's or S&P ceases to be current, then, until such time as such Debt Rating is established, the Applicable Margin shall be determined at one Level lower than the Level otherwise established based on the remaining Debt Rating.